Exhibit 4.1

Execution Version

CSI COMPRESSCO LP

CSI COMPRESSCO FINANCE INC.

AND EACH OF THE GUARANTORS PARTY HERETO

7.500% SENIOR SECURED FIRST LIEN NOTES DUE 2025

INDENTURE

Dated as of March 22, 2018

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Trustee

i

	Section 4.16	Designation of Restricted and Unrestricted Subsidiaries	74
	Section 4.17	Termination of Covenants	75
ARTICLE 5	SUCCESSORS		75
	Section 5.01	Merger, Consolidation, or Sale of Substantially All Assets	75
	Section 5.02	Successor Entity Substituted	77
ARTICLE 6	DEFAULTS AND REMEDIES		77
	Section 6.01	Events of Default	77
	Section 6.02	Acceleration	80
	Section 6.03	Other Remedies	80
	Section 6.04	Waiver of Past Defaults	80
	Section 6.05	Control by Majority	80
	Section 6.06	Limitation on Suits	81
	Section 6.07	Rights of Holders of Notes to Receive Payment	83
	Section 6.08	Collection Suit by Trustee	81
	Section 6.09	Trustee May File Proofs of Claim	81
	Section 6.10	Priorities	82
	Section 6.11	Undertaking for Costs	82
ARTICLE 7	TRUSTEE		82
	Section 7.01	Duties of Trustee	82
	Section 7.02	Rights of Trustee	83
	Section 7.03	Individual Rights of Trustee	84
	Section 7.04	Trustee’s Disclaimer	84
	Section 7.05	Notice of Defaults	84
	Section 7.06	Reports by Trustee to Holders of Notes	84
	Section 7.07	Compensation and Indemnity	84
	Section 7.08	Replacement of Trustee	85
	Section 7.09	Successor Trustee by Merger, etc.	86
	Section 7.10	Eligibility; Disqualification	86
	Section 7.11	Preferential Collection of Claims Against Company	86
ARTICLE 8	LEGAL DEFEASANCE AND COVENANT DEFEASANCE		87
	Section 8.01	Option to Effect Legal Defeasance or Covenant Defeasance	87
	Section 8.02	Legal Defeasance and Discharge	87
	Section 8.03	Covenant Defeasance	87
	Section 8.04	Conditions to Legal or Covenant Defeasance	88
	Section 8.05	Deposited Money and Government Securities	89
	Section 8.06	Repayment to Company	89
	Section 8.07	Reinstatement	90
ARTICLE 9	AMENDMENT, SUPPLEMENT AND WAIVER		90
	Section 9.01	Without Consent of Holders of Notes	90
	Section 9.02	With Consent of Holders of Notes	91
	Section 9.03	[Reserved]	93
	Section 9.04	Revocation and Effect of Consents	93
	Section 9.05	Notation on or Exchange of Notes	93
	Section 9.06	Trustee and Collateral Trustee to Sign Amendments, etc.	93
ARTICLE 10	NOTE GUARANTEES		93

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTATION OF NOTE GUARANTEE
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE

INDENTURE dated as of March 22, 2018 among CSI Compressco LP, a Delaware limited partnership (the “Company”), CSI Compressco Finance Inc., a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), the Guarantors (as defined), U.S. Bank National Association, as trustee (the “Trustee”), and U.S. Bank National Association, as collateral trustee (the “Collateral Trustee”).

The Issuers, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 7.500% Senior Secured First Lien Notes due 2025 (the “Notes”):

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“ABL Collateral” means, subject to certain exceptions to be set forth in the ABL Facility, substantially all of the Issuers’ and the Guarantors’ present and after-acquired accounts receivable, inventory, general intangibles and chattel paper, in each case, to the extent related to accounts receivable and inventory, deposit accounts, securities accounts, commodities accounts and any cash or other assets in such accounts (other than the Excluded Accounts, the Collateral Account and the deposit or other account into which solely the proceeds of the Notes on the Issue Date are deposited) and, to the extent evidencing such items, all books, records, and other customary assets and the proceeds of any of the foregoing, except to the extent such proceeds constitute Collateral; provided that the ABL Collateral shall not include (i) the Excluded Property and (ii) notwithstanding anything to the contrary set forth herein, the ABL Obligations of the Issuers and the Guarantors will not be secured by real property.

“ABL Collateral Agent” means the representative acting in such capacity with respect to the ABL Facility.

“ABL Debt” means Indebtedness outstanding from time to time under the ABL Facility, the ABL Hedge Agreements and the Cash Management Obligations.

“ABL Documents” means the ABL Facility and all other loan documents, collateral or security documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, the ABL Facility, including the ABL Hedge Agreements and documentation related to the Cash Management Obligations, as such agreements or instruments (other than the ABL Facility) may be amended, supplemented, modified, restated, replaced or renewed from time to time.

“ABL Facility” means one or more asset-based credit facilities, working capital facilities, or receivables facilities, in each case, secured by liens on ABL Collateral, with banks, financial institutions or other institutional lenders and any Affiliates of such Persons that provide cash management services, bank products or swap agreements or other secured parties thereunder, to be entered into by the Issuers or any Guarantors, including any notes, guarantees, collateral documents, instruments and other agreements executed in connection therewith, and as may be further amended, supplemented or modified from time to time, and any renewal, increase, extension, refunding, restructuring, replacement or refinancing thereof in whole or in part with any such facility, primarily secured by accounts receivable and inventory, entered into with commercial banks and/or financial institutions customarily engaged in such financings.

“ABL Hedge Agreements” means any Hedging Contract entered into with any lender under the ABL Facility, its Affiliates or any other person permitted under the ABL Facility.

“ABL Obligations” means all Indebtedness, liabilities and obligations (of every kind or nature) incurred or arising under or relating to the ABL Documents that are secured by a Permitted Lien described under clause (1) of the definition thereof, and all other obligations of the Company, the other borrowers thereunder or any Guarantor in respect thereof.

“Acquired Debt” means, with respect to any specified Person:

(1)Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, regardless of whether such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such Person merging with or into or becoming a Subsidiary of such specified Person; and

(2)Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Act of Required Priority Lien Debtholders” means, as to any matter, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of Priority Lien Debt representing the Required Priority Lien Debtholders.

For purposes of this definition, (a) Priority Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding, and (b) votes will be determined in accordance with the provisions of the Collateral Trust Agreement. Upon request of the Collateral Trustee, the Company, each Guarantor, or any Affiliate, as applicable, shall promptly furnish to the Collateral Trustee one or more Officers’ Certificate(s) listing and identifying all Notes, if any, known by such Persons to be owned or held by or for the account of any of the above-described Persons, and the Collateral Trustee shall be entitled to accept such Officers’ Certificate(s) as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are “outstanding” for the purpose of any such determination.

“Additional Assets” means:

(1)any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Permitted Business;

(2)the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

(3)outstanding Capital Stock of any Restricted Subsidiary held by Persons other than Affiliates; provided that all the Capital Stock of such Restricted Subsidiary held by the Company or any other Restricted Subsidiaries shall entitle the Company or such other Restricted Subsidiary to not less than a pro rata portion of all dividends or other distributions made by such Restricted Subsidiary upon any of such Capital Stock;

provided, however, that, in the case of clauses (2) and (3) above, such Restricted Subsidiary is primarily engaged in a Permitted Business.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.02 and Section 4.09, as part of the same series as the Initial Notes.

“Additional Secured Debt Designation” means the written agreement of the Priority Lien Representative of holders of any Series of Priority Lien Debt or the Junior Lien Representative of holders of any Series of Junior Lien Debt, as applicable, as set forth in the indenture, credit agreement or other agreement governing such Series of Priority Lien Debt or Series of Junior Lien Debt, for the benefit of (i) all holders of existing and future Priority Lien Debt, the Collateral Trustee and each existing and future holder of Priority Liens, in the case of each additional Series of Priority Lien Debt and (ii) all holders of each existing and future Series of Junior Lien Debt, the applicable Junior Lien Collateral Trustee and each existing and future holder of Junior Liens, in the case of each Series of Junior Lien Debt:

(1)in the case of any additional Series of Priority Lien Debt, that all such Priority Lien Obligations will be and are secured equally and ratably by all Priority Liens at any time granted by an Issuer or any Guarantor to secure any Obligations in respect of such Series of Priority Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Priority Lien Debt, and that all such Priority Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Priority Lien Obligations, equally and ratably;

(2)in the case of any additional Series of Junior Lien Debt, that all such Junior Lien Obligations will be and are secured equally and ratably by all Junior Liens at any time granted by an Issuer or any Guarantor to secure any Obligations in respect of such Series of Junior Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Junior Lien Debt, and that all such Junior Liens will be enforceable by the Junior Lien Collateral Trustee for the benefit of all holders of Junior Lien Obligations, equally and ratably;

(3)that such Priority Lien Representative or Junior Lien Representative, as applicable, and the holders of Obligations in respect of such Series of Priority Lien Debt or Series of Junior Lien Debt, as applicable, are bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Priority Liens and Junior Liens and the order of application of proceeds from the enforcement of Priority Liens and Junior Liens; and

(4)appointing the Collateral Trustee or the Junior Lien Collateral Trustee, as applicable, and consenting to the terms of the Intercreditor Agreement and the performance by the Collateral Trustee or the Junior Lien Collateral Trustee, as applicable, of, and directing the Collateral Trustee or the Junior Lien Collateral Trustee, as applicable, to perform, its obligations under the Collateral Trust Agreement or applicable Security Documents, as applicable, and the Intercreditor Agreement, together with all such powers as are reasonably incidental thereto.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1)1.0% of the principal amount of such Note; and

(2)the excess, if any, of:

(A)the present value at such redemption date of (i) the redemption price of such Note at April 1, 2021 (such redemption price being set forth in the table appearing in Section 3.07(e) hereof) plus (ii) all required interest payments (excluding accrued and unpaid interest to such redemption date) due on such Note through April 1, 2021, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(B)the principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1)the sale, lease, conveyance or other disposition of any assets or rights by the Company or any of the Company’s Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.14 and/or Section 5.01 and not by Section 4.10; and

(2)the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any of the Company’s Restricted Subsidiaries of Equity Interests in any of the Company’s Restricted Subsidiaries (other than, in each case, directors’ qualifying shares or Equity Interests required by applicable law to be held by a Person other than the Company or any of the Company’s Restricted Subsidiaries).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $2.0 million or, in the aggregate, less than $5.0 million in any calendar year;

(2)a transfer of assets between or among the Company and its Domestic Subsidiaries (other than an Excluded Domestic Subsidiary);

(3)an issuance or sale of Equity Interests by a Domestic Subsidiary to the Company or to a Domestic Subsidiary;

(4)the sale, lease, exchange, transfer or other disposition of equipment, inventory, products, services, accounts receivable or other assets in the ordinary course of business (including in connection with any compromise, settlement or collection of accounts receivable);

(5)(a) the sale or other disposition of cash or Cash Equivalents, and (b) the sale or disposition of obligations under Hedging Contracts or other financial instruments in the ordinary course of business;

(6)(a) a Restricted Payment that does not violate Section 4.07, including, without limitation, the issuance or sale of Equity Interests or the sale, lease or other disposition of products, services, equipment, inventory, accounts receivable or other assets pursuant to any such Restricted Payment, or (b) a Permitted Investment, including, without limitation, unwinding any obligations under Hedging Contracts, and including the issuance or sale of Equity Interests or the sale, lease or other disposition of products, services, equipment, inventory, accounts receivable or other assets pursuant to any such Permitted Investment;

(7)the creation or perfection of a Lien that is not prohibited by Section 4.12, including a Permitted Lien and the exercise by any Person in whose favor a Permitted Lien is granted of any of its rights in respect of that Permitted Lien;

(8)dispositions in connection with Permitted Liens;

(9)surrender or waiver of contract rights or the settlement, release or recovery on or surrender of contract, tort or other claims of any kind;

(10)the grant in the ordinary course of business of any licenses or sublicenses of patents, trademarks, registrations therefor, software and other intellectual property;

(11)any trade or exchange by the Company or any of its Restricted Subsidiaries of assets for properties or assets owned or held by another Person used or useful in a Permitted Business (including Capital Stock of a Person engaged primarily in a Permitted Business that is or becomes a Restricted Subsidiary within 180 days of such trade or exchange); provided that (a) the assets or properties exchanged or received by the Company or any of its Restricted Subsidiaries may not include cash or Cash Equivalents except for relatively minor amounts necessary in order to achieve an exchange of equivalent value and (b) the Fair Market Value of the assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash or Cash Equivalents to be delivered by the Company or such Restricted Subsidiary) is reasonably equivalent to the Fair Market Value of the assets (together with any cash or Cash Equivalents) to be received by the Company or such Restricted Subsidiary; and provided, further, that any cash received must be applied in accordance with the provisions of Section 4.10; and

(12)the sale, exchange or other disposition of obsolete assets that are unsuitable or unnecessary for use in any Permitted Business.

“Available Cash” has the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date.

“Bankruptcy Code” means Title 11 of the U.S. Code.

“Bankruptcy Law” means the Bankruptcy Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement, amalgamation agreement, arrangement agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

“Board of Directors” means:

(1)with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)with respect to a partnership, the board of directors of the general partner of the partnership;

(3)with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)with respect to any other Person, the board or committee of such Person serving a similar function.

So long as the Company is organized as a limited partnership, references to its Board of Directors are to the Board of Directors of the General Partner.

“Borrowing Base” means, on any date of determination, the maximum amount in United States dollars determined or redetermined by the lenders under any ABL Facility as the aggregate lending value to be ascribed to accounts receivable, inventory and other collateral pledged to secure such facility of the Company and the Guarantors against which such lenders are prepared to provide loans, as determined on such occasions as may be required by such ABL Facility.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another place of payment are authorized or required by law to remain closed.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty. Notwithstanding the foregoing, any lease (whether entered into before or after the Issue Date) that would have been classified as an operating lease pursuant to GAAP as in effect on the Issue Date will be deemed not to represent a Capital Lease Obligation, notwithstanding any change in GAAP that occurs after the Issue Date.

“Capital Stock” means:

(1)in the case of a corporation, corporate stock;

(2)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into or exchangeable for Capital Stock, regardless of whether such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)United States dollars;

(2)Government Securities having maturities of not more than one year from the date of acquisition;

(3)marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of “A” or better from either S&P or Moody’s;

(4)certificates of deposit, demand deposit accounts and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the ABL Facility or with any domestic commercial bank having capital and surplus in excess of $250.0 million and a Thomson BankWatch Rating of “B” or better;

(5)repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) or (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(7)money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and

(8)deposits in any currency available for withdrawal on demand with any commercial bank that is organized under the laws of any country in which the Company or any Restricted Subsidiary maintains its chief executive office or is engaged in a Permitted Business; provided that all such deposits are made in such accounts in the ordinary course of business.

“Cash Management Obligations” means obligations owed by an Issuer or any Guarantor to any lender or Affiliate of a lender under the ABL Facility in respect of any overdraft and related liabilities arising from Treasury Management Arrangements.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code.

“Change of Control” means the occurrence of any of the following:

(1)the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Capital Stock of the Restricted Subsidiaries of the Company) of the Company and its Restricted Subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than a Qualifying Owner, in each case which occurrence is followed by a Rating Decline within 90 days thereafter;

(2)the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than a Qualifying Owner, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the General Partner, measured by voting power rather than number of shares, units or the like, in each case which occurrence is followed by a Rating Decline within 90 days thereafter; or

(4)the removal of the General Partner by the limited partners of the Company in accordance with the terms of the Partnership Agreement.

Notwithstanding the preceding, a conversion of the Company or any of its Restricted Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests in another form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of the Company immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity or its general partner, as applicable, to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner, as applicable, and, in either case no “person,” other than a Qualifying Owner, Beneficially Owns more than 50% of the Voting Stock of such entity or its general partner, as applicable.

“Clearstream” means Clearstream Banking S.A.

“Collateral” means all assets and property, whether real, personal or mixed, wherever located and whether now owned or at any time acquired after the date of this Indenture by any Grantor as to which a Lien is granted under the Security Documents to secure the Notes and Note Guarantees.

“Collateral Account” means, collectively, any deposit or other account under the sole control of the Collateral Trustee and in which the Collateral Trustee has perfected security interests, on behalf of the Priority Lien Secured Parties, that are free from all other Liens (other than those described in clause (22) of the definition of “Permitted Liens”), and includes solely identifiable cash and Cash Equivalents received from Asset Sales of Collateral required to be deposited therein in accordance with Section 4.10 (if any), foreclosures on or sales of Collateral or any other awards or proceeds of Collateral (including insurance proceeds with respect to events of loss relating to Collateral) pursuant to the Security Documents, including earnings, revenues, rents, issues, profits and income from the Collateral received pursuant to the Security Documents after foreclosure or conveyance in lieu of foreclosure, and interest earned thereon.

“Collateral Trust Agreement” means the Collateral Trust Agreement, dated as of the Issue Date, among the Issuers, the Guarantors from time to time party thereto, the trustee, the Collateral Trustee and any other additional Priority Lien Representative party thereto from time to time, as the same may be amended, supplemented or otherwise modified from time to time.

“Collateral Trust Joinder” means a joinder to the Collateral Trust Agreement in the form required thereunder.

“Collateral Trustee” means U.S. Bank National Association, in its capacity as Collateral Trustee under the Collateral Trust Agreement, together with its successors in such capacity.

“Company” has the meaning assigned to such term in the preamble of this Indenture.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale (together with any related provision for taxes and any related non-recurring charges relating to any premium or penalty paid, write-off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity), to the extent that such losses were deducted in computing such Consolidated Net Income; plus

(2)provision for taxes based on income or profits (including state franchise taxes accounted for as income taxes in accordance with GAAP) of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4)depreciation, depletion, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), abandonment,

impairment, non-cash equity based compensation expense and other non‑cash items (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization, impairment and other non-cash items were deducted in computing such Consolidated Net Income; plus

(5)unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; plus

(6)all extraordinary, unusual or non-recurring items of loss or expense and, without duplication, Transaction Costs, in each case, to the extent decreasing such Consolidated Net Income for such period; minus

(7)all extraordinary, unusual or non-recurring items of gain or revenue increasing such Consolidated Net Income for such period; minus

(8)non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP and without any reduction in respect of preferred stock dividends, provided that:

(1)the net income (but not loss) of any Person that is not a Restricted Subsidiary of such specified Person or that is accounted for by the equity method of accounting will be included, but only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of such specified Person;

(2)the net income (but not loss) of any Restricted Subsidiary of such specified Person that is not a Guarantor will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members; provided, however, that the operation of this clause (2) shall be suspended with respect to any Restricted Subsidiary that is acquired by the Company or any of its Restricted Subsidiaries (regardless of whether such acquisition is effected pursuant to a merger or otherwise), but such suspension shall cease immediately after the first six months following such acquisition;

(3)the cumulative effect of a change in accounting principles will be excluded;

(4)any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of such Person or its consolidated Restricted Subsidiaries (including pursuant to any sale and leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person will be excluded;

(5)any unrealized losses and gains for such period under derivative instruments included in the determination of Consolidated Net Income, including, without limitation, those resulting from the application of the Financial Accounting Standards Board Accounting Standards Codification 815, will be excluded;

(6)all non-cash equity-based compensation expense, including all non-cash charges related to restricted Equity Interests and redeemable Equity Interests granted to officers, directors and employees, will be excluded;

(7)any charges associated with any write-down, amortization or impairment of goodwill or other tangible or intangible assets will be excluded; and

(8)any non-cash or other charges relating to any premium or penalty paid, write off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity (including, without limitation, premiums or penalties paid to counterparties in connection with the breakage, termination or unwinding of Hedging Contracts) will be excluded.

“Consolidated Net Tangible Assets” means, with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person’s most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP, after deducting therefrom the following amounts: (a) all current liabilities reflected in such balance sheet (other than (i) any current liabilities that by their terms are extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and (ii) current maturities of long-term debt) and (b) the value, net of any applicable reserves, of all goodwill, trade names, trademarks, patents and other like intangible assets reflected in such balance sheet.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Corporate Trust Office of the Trustee” means the office of the Trustee at its address specified in Section 12.02 or such other address as to which the Trustee may give notice to the Company.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary or Joint Venture, (i) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by the Company or any Restricted Subsidiary to the extent securing otherwise Non-Recourse Debt of such Unrestricted Subsidiary or Joint Venture and (ii) exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary or Joint Venture, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means consideration (other than cash and Cash Equivalents) received by the Company or a Restricted Subsidiary in respect of an Asset Sale that is so designated by the Company as Designated Non-cash Consideration pursuant to an Officers’ Certificate that sets forth the Fair Market Value of such consideration (as determined in good faith by the Company) at the time such Asset Sale is consummated.

“DIP Financing” means financing provided by one or more lenders under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code.

“Discharge of Junior Lien Obligations” means the occurrence of all of the following:

(1)payment in full in cash of the principal of and interest and premium (if any) on all Junior Lien Debt; and

(2)payment in full in cash of all other Junior Lien Obligations that are outstanding and unpaid at the time the Junior Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at or prior to such time);

provided that, if at any time after the Discharge of Junior Lien Obligations has occurred, an Issuer or any Guarantor enters into any Junior Lien Document evidencing a Junior Lien Obligation which incurrence is not prohibited by the applicable Priority Lien Documents, then such Discharge of Junior Lien Obligations shall automatically be deemed not to have occurred for all purposes of the Intercreditor Agreement with respect to such new Junior Lien Obligations (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Junior Lien Obligations), and, from and after the date on which the Company designates such Indebtedness as Junior Lien Debt in accordance with the Intercreditor Agreement, the obligations under such Junior Lien Document shall automatically and without any further action be treated as Junior Lien Obligations for all purposes of the Intercreditor Agreement.

“Discharge of Priority Lien Obligations” means the occurrence of all of the following:

(1)payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Priority Lien Documents and constituting Priority Lien Obligations;

(2)payment in full in cash of all other Priority Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any contingent indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time); and

(3)termination or expiration of all commitments, if any, to extend credit that would constitute Priority Lien Obligations.

provided that, if, at any time after the Discharge of Priority Lien Obligations has occurred, an Issuer or any Guarantor enters into any Priority Lien Document evidencing a Priority Lien Obligation which incurrence is not prohibited by the applicable Priority Lien Documents, then such Discharge of Priority Lien Obligations shall automatically be deemed not to have occurred for all purposes of the Collateral Trust Agreement with respect to such new Priority Lien Obligation (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Priority Lien Obligations), and, from and after the date on which the Company designates such Indebtedness as Priority Lien Obligations in accordance with the Collateral Trust Agreement, the obligations under such Priority Lien Document shall automatically and without any further action be treated as Priority Lien Obligations for all purposes of the Collateral Trust Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth in the Collateral Trust Agreement.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Restricted Subsidiary that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company or any Restricted Subsidiary (other than a Foreign Subsidiary).

“Equity Interests” of any Person means Capital Stock and all warrants, options or other rights to acquire Capital Stock of such Person (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a sale of Equity Interests of the Company (other than Disqualified Stock and other than to a Subsidiary of the Company) made for cash on a primary basis by the Company after the Issue Date.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Accounts” means (1) operating and deposit accounts that hold at all times less than $1,000,000 in the aggregate for all such accounts, (2) payroll, withholding tax and other fiduciary deposit accounts, (3) zero-balance disbursement only accounts, and (4) accounts containing cash or letter of credit margin collateral that are used to fulfill margin obligations under Hedging Contracts not exceeding $10,000,000.

“Excluded Domestic Subsidiary” means (1) any Domestic Subsidiary that is (a) a FSHCO or (b) owned directly or indirectly by a CFC and (2) Providence Natural Gas, LLC, an Oklahoma limited liability company, CSI Compressco Mexico Investment I LLC, a Delaware limited liability company, and CSI Compressco Mexico Investment II LLC, a Delaware limited liability company.

“Excluded Property” means:

(1)any real property that is not Material Real Property;

(2)any lease, license, permit, agreement or instrument that would otherwise constitute Collateral (referred to solely for purpose of this paragraph as a “Contract”) or any property subject thereto, in each case in existence on the Issue Date or upon acquisition of the relevant Guarantor party thereto, to the extent that a grant of a security interest therein would violate or invalidate such Contract or create a right of termination in favor of any other party thereto or otherwise require consent thereunder (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity and only so long as such prohibition or consent requirement was not created in contemplation or anticipation of the Collateral requirements under this Indenture; provided that: (x) rights to payment under any such Contract otherwise constituting Excluded Property shall be included in the Collateral to the extent permitted under such Contract or by Section 9-406 or Section 9-408 of the Uniform Commercial Code and (y) all proceeds paid or payable to either of the Issuers or any Guarantor from any sale, transfer or assignment of such Contract and all rights to receive such proceeds shall be included in the Collateral;

(3)any Equity Interests issued by any joint venture or non-wholly owned Subsidiary of the Company formed or acquired after the Issue Date to the extent that a grant of a security interest therein would violate any certificate of formation, limited liability company agreement, partnership agreement, shareholder agreement, joint venture agreement or similar agreements applicable to such Equity Interest, or create a right in favor of any other party to such documents to terminate the issuer of such Equity Interests, compel the purchase or sale of such Equity Interests or otherwise adversely affect the ownership rights and obligations otherwise attendant such Equity Interests;

(4)(i) all present and future shares of Capital Stock of (or other Equity Interests in) any Domestic Subsidiary that is owned directly or indirectly by a CFC and any Domestic Subsidiary that is an Excluded Domestic Subsidiary pursuant to clause (2) of the definition of Excluded Domestic Subsidiary, (ii) all present and future shares of Capital Stock of (or other Equity Interests in) any Foreign Subsidiary other than a First-Tier Foreign Subsidiary and (iii) any voting Capital Stock of a FSHCO or of a First-Tier Foreign Subsidiary that is a CFC in excess of 66% of the voting Capital Stock of such FSHCO or of such First-Tier Foreign Subsidiary that is a CFC;

(5)any property of the Issuers or any Guarantor which is subject to a Capital Lease Obligation, purchase money obligation or other debt obligation if and to the extent that (i) such Capital Lease Obligation, purchase money obligation or other debt obligation was incurred pursuant to clause (4) or (5) of Section 4.09(b) and the agreements or documents granting or governing such Capital Lease Obligation, purchase money obligation or other debt obligation validly prohibit, or otherwise require any consent (but only so long as such prohibition or consent requirement was not created in contemplation or anticipation of the Collateral requirements under this Indenture) and (ii) such restriction described in clause (i) above relates only to the asset or assets acquired by the Issuers or any Guarantor and attachments and accessions thereto, improvements thereof or substitutions therefor; provided that all proceeds paid or payable to the Issuers or any Guarantor from any sale, transfer or assignment or other voluntary or involuntary disposition of such assets and all rights to receive such proceeds shall be included in the Collateral to the extent not otherwise required to be paid to the holder of such Capital Lease Obligations, purchase money obligations or other debt obligations secured by such assets;

(6)any asset in which a pledge or security interest is prohibited by applicable law, rule or regulation (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions));

(7)Excluded Accounts;

(8)any property or assets (including Equity Interests) owned by any Unrestricted Subsidiary;

(9)any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law;

(10)any governmental licenses or state or local franchises, charters and authorizations to the extent the granting of security interests therein are prohibited or restricted thereby;

(11)any letter of credit rights to the extent a Lien thereon cannot be perfected by the filing of a financing statement under the Uniform Commercial Code and commercial tort claims in excess of amounts to be mutually determined;

(12)any assets to the extent a security interest in such assets would result in materially adverse tax consequences as reasonably determined by the Issuers and the Collateral Trustee; and

(13)any assets that require action under the law of any non-U.S. jurisdiction to create or perfect a security interest in such assets, including any intellectual property registered in any non-U.S. jurisdiction (and no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction shall be required).

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries (other than intercompany Indebtedness, the Notes and the Note Guarantees), including the Existing Unsecured Notes, in existence on the Issue Date, until such amounts are repaid.

“Existing Unsecured Notes” means the Issuers’ 7.25% Senior Notes due 2022 outstanding on the date hereof.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company in the case of amounts of $30.0 million or more and otherwise by an officer of the General Partner (unless otherwise provided in this Indenture).

“FASB ASC 815” means Financial Accounting Standards Board Accounting Standards Codification 815.

“Finance Corp.” has the meaning assigned to such term in the preamble.

“First-Tier Foreign Subsidiary” means any Foreign Subsidiary that is a direct Subsidiary of any Issuer or any Guarantor.

“Fitch” means Fitch Ratings, Inc. or any successor to the ratings business thereof.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four‑quarter reference period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of such period to the Calculation Date had been the applicable rate for the entire period (taking into account any interest Hedging Contract applicable to such Indebtedness, but if the remaining term of such interest Hedging Contract is less than twelve months, then such interest Hedging Contract shall only be taken into account for that portion of the period equal to the remaining term thereof). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of such Person, the interest rate shall be calculated by applying such option rate chosen by such Person. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as such Person may designate.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions of assets used or useful in a Permitted Business), or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including in each case any related financing transactions (including repayment of Indebtedness) and including increases in ownership of Restricted Subsidiaries, in each case, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any Consolidated Cash Flow and any pro forma expense and cost reductions or operating improvements and synergies that have occurred or are reasonably expected to occur within the next 12 months, in the reasonable judgment of the chief financial or accounting officer of such Person or of its general partner, if applicable (regardless of whether those pro forma expenses, cost reductions, operating improvements or synergies could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto);

(2)the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)any Person that is a Restricted Subsidiary of the specified Person on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)any Person that is not a Restricted Subsidiary of the specified Person on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)interest income reasonably anticipated by such Person to be received during the applicable four-quarter period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, will be included.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)the consolidated interest expense (less interest income) of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (excluding write-off of deferred financing costs and accretion of interest charges on future retirement benefits and other obligations that do not constitute Indebtedness, but including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to Hedging Contracts in respect of interest rates; plus

(2)the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, regardless of whether such Guarantee or Lien is called upon; plus

(4)all dividends, whether paid or accrued and regardless of whether in cash, on any series of Disqualified Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Person,

in each case, determined on a consolidated basis in accordance with GAAP.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.

“FSHCO” means any Domestic Subsidiary with no material assets or business activities other than ownership of Equity Interests in one or more CFCs.

“GAAP” means generally accepted accounting principles in the United States, that are in effect from time to time. All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP. At any time after the Issue Date, the Company may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Indenture); provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Company shall give notice of any such election made in accordance with this definition to the Trustee and the Holders of Notes.

“General Partner” means CSI Compressco GP Inc., a Delaware corporation, and its successors and permitted assigns as general partner of the Company or as the business entity with the ultimate authority to manage the business and operations of the Company.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, Section 2.06(b)(3), Section 2.06(b)(4), Section 2.06(d)(2) or Section 2.06(d)(3).

“Government Securities” means direct obligations of, or obligations Guaranteed by, the United States, and the payment for which the United States pledges its full faith and credit.

“Grantors” means, collectively, the Issuers and the Guarantors.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness. When used as a verb, “Guarantee” has a correlative meaning.

“Guarantors” means any of: (1) the Subsidiaries of the Company, other than Finance Corp., executing this Indenture as initial Guarantors; and (2) the Restricted Subsidiaries of the Company that become Guarantors in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Contracts” means, with respect to any specified Person:

(1)interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

(2)foreign exchange contracts and currency protection agreements;

(3)any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of Hydrocarbons used, produced, processed or sold by that Person or any of its Restricted Subsidiaries at the time; and

(4)other agreements or arrangements designed to manage interest rates or interest rate risk or protect such Person or any of its Restricted Subsidiaries against fluctuations in commodity prices or currency exchange rates.

“Hedging Obligations” means any and all indebtedness, debts, liabilities and other obligations, howsoever arising, of an Issuer or any Guarantor to the counterparties under Hedging Contracts (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, under the Hedging Contracts and all other obligations owed by the Issuers and the Guarantors to the counterparties under the Hedging Contracts, including any guarantee obligations in respect thereof.

“Holder” means a Person in whose name a Note is registered.

“Hydrocarbons” means crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary with total assets (based on Fair Market Value) as of such date, are less than $2.0 million, or together with all other such Immaterial Subsidiaries, with total assets (based on Fair Market Value) of less than $10.0 million; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if, directly or indirectly, it Guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, regardless of whether contingent:

(1)in respect of borrowed money;

(2)evidenced by or issued in exchange for bonds, notes, credit agreements, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)in respect of bankers’ acceptances;

(4)representing Capital Lease Obligations;

(5)representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any such balance that constitutes an accrued expense or trade payable; or

(6)representing any obligations under Hedging Contracts,

if and to the extent any of the preceding items (other than letters of credit and obligations under Hedging Contracts) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes (a) all Indebtedness of others secured by a Lien on any asset of the specified Person (regardless of whether such Indebtedness is assumed by the specified Person); provided, that the amount of such Indebtedness will be the lesser of (i) the Fair Market Value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Person, and (b) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of FASB ASC 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

The amount of any Indebtedness outstanding as of any date will be:

(1)the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)in the case of any Hedging Obligations, the termination value of the agreement or arrangement giving rise to such obligations that would be payable by such Person at such date;

(3)in the case of any letter of credit, the face amount thereof;

(4)the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness; and

(5)in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A)the Fair Market Value of such assets at the date of determination; and

(B)the amount of the Indebtedness of the other Person.

Notwithstanding the foregoing, the following shall not constitute “Indebtedness”:

(i)	accrued expenses and trade accounts payable arising in the ordinary course of business;

(ii)

any indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Government Securities (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness;

(iii)	Hydrocarbon balancing liabilities incurred in the ordinary course of business;
(iv)

any unrealized losses or charges in respect of obligations under Hedging Contracts (including those resulting from the application of the FASB ASC 815) incurred in the ordinary course of business and not for speculative purposes;

(v)

any obligations in respect of (a) bid, performance, completion, surety, appeal and similar bonds, (b) bankers’ acceptances, (c) workers’ compensation claims, health or other types of social security benefits, unemployment or other insurance or self‑insurance obligations, reclamation and statutory obligations and (d) any Guarantees or standby letters of credit functioning as or supporting any of the foregoing bonds or obligations, to the extent not drawn; provided, however, that such bonds or obligations mentioned in subclause (a), (b), (c) or (d) of this clause (v) are incurred in the ordinary course of the business of the Company and its Restricted Subsidiaries and do not relate to obligations for borrowed money;

(vi)

any obligation arising from any agreement providing for indemnities, guarantees, purchase price adjustments, holdbacks, earnouts, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than Guarantees of Indebtedness) incurred by any Person in connection with the acquisition or disposition of any business, assets or Capital Stock; provided that such obligation is not classified as debt on the face of the balance sheet of the Company or any Restricted Subsidiary;

(vii)

any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such obligation is extinguished within five Business Days of its incurrence;

(viii)	any Treasury Management Arrangement;
(ix)

any obligation arising out of advances on trade receivables, factoring of receivables, customer prepayments and similar transactions in the ordinary course of business and consistent with past practice; and

(x)	all contracts and other obligations, agreements, instruments or arrangements described in clauses (17), (28) and (29) of the definition of “Permitted Liens.”

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $350,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC.

“Insolvency or Liquidation Proceeding” means:

(1)any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to an Issuer or any Guarantor;

(2)any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to an Issuer or any Guarantor or with respect to a material portion of their respective assets;

(3)any liquidation, dissolution, reorganization or winding up of an Issuer or any Guarantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(4)any assignment for the benefit of creditors or any other marshalling of assets and liabilities of an Issuer or any Guarantor.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Intercreditor Agreement” means an intercreditor agreement, substantially in the form of Exhibit D to the Collateral Trust Agreement, to be executed among the Collateral Trustee, each Junior Lien Representative and the Company and the other parties from time to time party thereto as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Indenture.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Investment Grade Rating” means a rating equal to or higher than:

(1)Baa3 (or the equivalent) by Moody’s;

(2)BBB- (or the equivalent) by S&P; or

(3)BBB- (or the equivalent) by Fitch,

or, if any such Rating Agency ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other Rating Agency.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding (1) commission, travel and similar advances to officers and employees made in the ordinary course of business and (2) advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Company will be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 4.07(c). The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment made by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person on the date of any such acquisition in an amount determined as provided in Section 4.07(c). Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value or write-ups, write-downs or write-offs with respect to such Investment.

“Issue Date” means the first date on which Notes are issued under this Indenture.

“Issuers” has the meaning assigned to such term in the preamble.

“Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Company in which the Company or any of its Restricted Subsidiaries makes any Investment.

“Junior Lien” means a Lien, junior to the Priority Liens to the extent and as provided in the Intercreditor Agreement, granted by an Issuer or any Guarantor to secure Junior Lien Obligations.

“Junior Lien Collateral Trustee” means the collateral trustee or trustee or other representative of lenders or holders of Junior Lien Obligations designated pursuant to the terms of the Junior Lien Documents and the Intercreditor Agreement, in each case, together with its successors and assigns.

“Junior Lien Debt” means any Indebtedness (other than intercompany Indebtedness owing to the Company or any of its Subsidiaries) of an Issuer or any Guarantor (including any Permitted Refinancing Indebtedness in respect thereof to the extent permitted by the Intercreditor Agreement or this Indenture) that is incurred under clauses (5), (6) or (16) of Section 4.09(b), is secured by a Junior Lien and is also permitted to be incurred and so secured under each applicable Junior Lien Document; provided that, in the case of any Indebtedness referred to in this definition:

(1)such Indebtedness does not mature and does not have any mandatory or scheduled payments or sinking fund obligations prior to 91 days after the maturity date of the Notes (except as a result of a customary change of control or asset sale repurchase offer provisions);

(2)on or before the date on which the first such Indebtedness is incurred by an Issuer or any Guarantor, the Issuers shall deliver to each Priority Lien Representative and Junior Lien Representative complete copies of each applicable Junior Lien Document (which shall provide that each secured party with respect to such Indebtedness shall be subject to and bound by the Intercreditor Agreement), along with an Officers’ Certificate certifying as to such Junior Lien Documents and identifying the obligations constituting Junior Lien Obligations;

(3)on or before the date on which any such Indebtedness is incurred by an Issuer or any Guarantor, such Indebtedness is designated by the Company, in an Officers’ Certificate delivered to the Junior Lien Representative and Collateral Trustee as “Junior Lien Debt,” and such Officers’ Certificate also certifies that such Indebtedness is permitted and with respect to any other requirements set forth in the Intercreditor Agreement;

(4)a Junior Lien Representative is designated with respect to such Indebtedness and executes and delivers an Additional Secured Debt Designation on behalf of itself and all holders of such Indebtedness;

(5)all relevant filings and recordations necessary to ensure that such Indebtedness is secured by the collateral in accordance with the applicable Security Documents are authorized, executed (if applicable) and recorded in each appropriate jurisdiction (provided that this clause (5) may be satisfied on a post-closing basis if permitted by the Junior Lien Representative); and

(6)all other requirements set forth in the Intercreditor Agreement or applicable Security Documents as to the confirmation, grant or perfection of the Liens of the holders of Junior Lien Debt to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (6) will be conclusively established if the Issuers deliver to the Junior Lien Representative an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Junior Lien Debt”).

“Junior Lien Documents” means, collectively, any indenture, credit agreement or other agreement or instrument pursuant to which Junior Lien Debt is incurred and the documents pursuant to which Junior Lien Obligations are granted.

“Junior Lien Obligations” means Junior Lien Debt and all other Obligations in respect thereof.

“Junior Lien Representative” means in the case of any Series of Junior Lien Debt, the trustee, agent or representative of the holders of such Series of Junior Lien Debt who is appointed as a representative of the Junior Lien Debt (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, together with its successors in such capacity, and that executes and delivers an Additional Secured Debt Designation.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, regardless of whether filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

“Majority Holders” means, with respect to any Series of Priority Lien Debt, the holders of more than 50% of the Priority Lien Obligations (determined as provided in the definition of “Required Priority Lien Debtholders”) in respect thereof.

“Material Real Property” means (a) any individual real property owned in fee by the Company or any Guarantor if the Fair Market Value is greater than or equal to $2.0 million and (b) to the extent that the aggregate Fair Market Value of all real property owned by the Company or any Guarantors not then subject to a Mortgage in favor of the Collateral Trustee exceeds $5.0 million in the aggregate, any one or more individual real properties such that the remaining real property not then subject to a Mortgage in favor of the Collateral Trustee has an aggregate Fair Market Value of not more than $5.0 million.

“Maximum Premium” means, with respect to any Indebtedness, the maximum make-whole, prepayment premium or similar payments payable in respect of such Indebtedness, determined as a percentage of the aggregate principal amount of the Indebtedness to which such payments apply.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the ratings business thereof.

“Mortgages” means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents securing Liens on the Premises, as well as the other Collateral secured by and described in the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents.

“Net Proceeds” means the aggregate amount of cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, but excluding any non-cash consideration deemed to be cash for purposes of Section 4.10), net of:

(1)the direct costs relating to such Asset Sale, including, without limitation, all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expense incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Sale;

(2)all payments made on any Indebtedness that is secured by any assets subject to such Asset Sale, in accordance with the terms of such Indebtedness, or that must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law be repaid out of the proceeds from such Asset Sale;

(3)all distributions and other payments required to be made to holders of minority interests in Subsidiaries or Joint Ventures as a result of such Asset Sale; and

(4)the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, or held in escrow, in either case for as long as required to be held as reserve or in escrow for adjustment in respect of the sale price or for indemnification or any liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

“Non-Recourse Debt” means Indebtedness:

(1)as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, in each case of clause (a) and (b) above, except for Customary Recourse Exceptions; and

(2)no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes Documents” means, collectively, this Indenture, the Notes, the Security Agreement, the Collateral Trust Agreement and each of the other Security Documents, in each case as each may be amended, restated, supplemented, modified, renewed, extended or refinanced in whole or in part from time to time.

“Note Guarantee” means any Guarantee of the Issuers’ obligations under this Indenture and the Notes by any Guarantor in accordance with the provisions of this Indenture.

“Notes” has the meaning assigned to it in the preamble of this Indenture.

“Obligations” means any principal, interest, penalties, fees, expenses, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities (including all interest, fees and expenses accruing after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the documentation with respect thereto, even if such interest, fees and expenses are not enforceable, allowable or allowed as a claim in such proceeding) and guarantees of payment of such Obligations under agreements governing Indebtedness of the Company or its Restricted Subsidiaries.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting

Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person (or, with respect to the Company, so long as it remains a partnership, the General Partner).

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company or two Officers of the General Partner, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of such Person, that meets the requirements of this Indenture pertaining to such certificates.

“Operating Surplus” has the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee or Collateral Trustee, as applicable, that meets the requirements of Section 12.05. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Company dated as of August 8, 2016 as in effect on the Issue Date and as such may be further amended, modified or supplemented from time to time.

“Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock of:

(1)a Subsidiary prior to the date on which such Subsidiary became a Restricted Subsidiary; or

(2)a Person that was merged or consolidated into the Company or a Restricted Subsidiary;

provided that on the date such Subsidiary became a Restricted Subsidiary or the date such Person was merged and consolidated into the Company or a Restricted Subsidiary, as applicable, after giving pro forma effect thereto and to any related financing transaction as if the same had occurred at the beginning of the applicable four-quarter period:

(A)the Restricted Subsidiary or the Company, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09; or

(B)the Fixed Charge Coverage Ratio for the Restricted Subsidiary or the Company, as applicable, would be greater than the Fixed Charge Coverage Ratio for such Restricted Subsidiary or the Company immediately prior to such transaction.

“Permitted Business” means either (a) gathering, transporting, compressing, treating, processing, marketing, distributing, storing or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto, including entering into obligations under Hedging Contracts in the ordinary course of business and not for speculative purposes to support these businesses and the development, manufacture and sale of equipment or technology related to these activities, or (b) any other business that generates any gross income that constitutes “qualifying income” under Section 7704(d) of the Internal Revenue Code.

“Permitted Investments” means:

(1)any Investment (i) in the Company (including, without limitation, through purchases of Notes) or in a Domestic Subsidiary (other than an Excluded Domestic Subsidiary), (ii) between or among Foreign Subsidiaries or any Excluded Domestic Subsidiary or (iii) by one or more Foreign Subsidiaries or Excluded Domestic Subsidiaries in the Company or any Restricted Subsidiary other than an Excluded Domestic Subsidiary;

(2)any Investment in Cash Equivalents;

(3)any Investment by the Company or any Domestic Subsidiary in a Person, if as a result of such Investment:

(A)such Person becomes a Domestic Subsidiary; or

(B)such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary;

(4)any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;

(5)any Investment in any Person to the extent in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6)any Investment received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or as a result of a foreclosure by, or other transfer of title to, the Company or any of its Restricted Subsidiaries with respect to any secured Investment in default, or (b) litigation, arbitration or other disputes;

(7)Investments represented by obligations under Hedging Contracts;

(8)Investments in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other deposits made in the ordinary course of business by the Company or any of its Restricted Subsidiaries;

(9)advances to or reimbursements of employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business;

(10)loans or advances to officers, directors or employees made in the ordinary course of business of the General Partner, the Company or any Restricted Subsidiary in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;

(11)repurchases of the Notes;

(12)advances and prepayments for asset purchases in the ordinary course of business in a Permitted Business of the Company or any of its Restricted Subsidiaries;

(13)receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(14)any Guarantee of Indebtedness permitted to be incurred by Section 4.09 other than a Guarantee of Indebtedness of an Affiliate of the Company that is not a Restricted Subsidiary;

(15)any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the Issue Date; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted under this Indenture;

(16)surety and performance bonds and workers’ compensation, utility, lease, tax, performance and similar deposits and prepaid expenses in the ordinary course of business;

(17)guarantees by the Company or any of its Restricted Subsidiaries of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by the Company or any such Restricted Subsidiary in the ordinary course of business;

(18)Investments received as a result of the foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment in default;

(19)Investments in any Restricted Subsidiary having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) at any one time outstanding that do not exceed $25.0 million;

(20)Investments acquired after the Issue Date as a result of the acquisition by the Company or any Restricted Subsidiary of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries, or all or substantially all of the assets of another Person, in each case, in a transaction that is not prohibited by Section 5.01 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation; and

(21)other Investments in any Person (including Investments in any Joint Venture) having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (21) that are at the time outstanding, that do not exceed the greater of (a) $50.0 million and (b) 7.5% of the Company’s Consolidated Net Tangible Assets; provided, however, that if any Investment pursuant to this clause (21) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (21) for so long as such Person continues to be a Restricted Subsidiary.

“Permitted Liens” means:

(1)Liens on assets (other than the Collateral) securing Indebtedness incurred pursuant to Section 4.09(b)(1) and related ABL Hedge Agreements and Cash Management Obligations;

(2)Liens securing the Notes, the Note Guarantees, other Priority Lien Debt and Junior Lien Debt;

(3)Liens in favor of an Issuer or any of the Guarantors;

(4)Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or any Restricted Subsidiary, provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary or such merger or consolidation and do not extend to any assets (other than improvements thereon, accessions thereto and proceeds thereof) other than those of the Person that becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or any Restricted Subsidiary;

(5)Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company, including any acquisition by means of a merger or consolidation with or into the Company or a Restricted Subsidiary, provided that such Liens were in existence prior to such acquisition;

(6)Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of Section 4.09(b) covering only the assets acquired with or financed by such Indebtedness;

(7)Liens, pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

(8)landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or similar Liens arising by contract or statute in the ordinary course of business and with respect to amounts that are not yet delinquent or are being contested in good faith by appropriate proceedings;

(9)Liens on any asset or property acquired, constructed or improved by the Company or any of its Restricted Subsidiaries; provided that:

(A)the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be incurred under this Indenture and does not exceed the greater of (i) the cost of the asset or property so acquired, improved or constructed plus related financing costs and (ii) the Fair Market Value of the asset or property so acquired, improved or constructed, measured at the date of such acquisition, or the date of completion of such improvement or construction; and

(B)such Liens are created within 180 days of the later of the acquisition, lease, completion of improvements, development, construction, repairs or additions or commencement of full operation of the assets or property subject to such Lien and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto (including the proceeds thereof, accessions thereto, upgrades thereof and improvements thereto);

(10)Liens to secure Indebtedness of Restricted Subsidiaries that are not Guarantors permitted under Section 4.09; provided that such Liens may not extend to any property or assets of the Company or any Guarantor other than the Capital Stock of any non-Guarantor Restricted Subsidiaries;

(11)Liens existing on the Issue Date;

(12)Liens to secure the performance of tenders, bids, statutory obligations, surety or appeal bonds, trade contracts, government contracts, operating leases, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(13)Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by the Company or any Restricted Subsidiary to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture;

(14)Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(15)Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(16)survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, leases and subleases of real property, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries, considered as a single enterprise;

(17)Liens on pipelines or pipeline facilities that arise by operation of law;

(18)Liens arising under operating agreements, joint venture agreements, partnership agreements, construction agreements, oil and gas leases, farmout agreements, division orders, contracts for the purchase, gathering, processing, treatment, sale, transportation or exchange of Hydrocarbons, unitization and pooling designations, declarations, orders and agreements, area of mutual interest agreements, development agreements, participating agreements, gas balancing agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, and other agreements arising in the ordinary course of business of the Company and its Restricted Subsidiaries that are customary in the Permitted Business;

(19)Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property or proceeds or distributions thereof) and that such Lien has the same priority as such prior Lien;

(20)filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

(21)Liens upon specific items of inventory, receivables or other goods or proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or receivables securitizations issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods or proceeds;

(22)bankers’ Liens, rights of setoff, Liens arising out of judgments, attachments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(23)Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(24)Liens to secure performance of Hedging Obligations of the Company or any of its Restricted Subsidiaries and/or Obligations with respect to Treasury Management Arrangements, in each case, incurred in the ordinary course of business;

(25)Liens on insurance policies and proceeds thereof, or other deposits, to secure any insurance premium financing under customary terms and conditions, provided that no such Lien to secure any insurance premium financing may extend to or cover any assets or property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums related thereto;

(26)grants of software and other technology licenses in the ordinary course of business;

(27)Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(28)Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(29)Liens on, or related to, properties or assets to secure all or part of the costs incurred in the ordinary course of a Permitted Business for gathering, transporting, compressing, treating, processing, marketing, distributing, storing or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto, including entering into Hedging Contracts to support these businesses and the development, manufacture or sale of equipment or technology related to these activities;

(30)Liens arising under this Indenture in favor of the Trustee under this Indenture for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under this Indenture; provided that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of the Indebtedness;

(31)Liens incurred in the ordinary course of business by the Company or any Restricted Subsidiary, with respect to obligations at any one time outstanding not to exceed the greater of (a) $35.0 million and (b) 5.0% of the Company’s Consolidated Net Tangible Assets;

(32)Liens incurred in respect of cash collateral to secure letters of credit incurred pursuant to clause (15)(B) of Section 4.09(b); and

(33)any Lien renewing, extending, refinancing or refunding a Lien permitted by clauses (2) and (3) above, provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection therewith and by an amount equal to any existing commitments unutilized thereunder and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby (other than improvements thereon, accessions thereto and proceeds thereof).

“Permitted Prior Liens” means Liens described in clauses (4), (5), (6), (7), (8), (9), (15)(a), (17) and (22) of the definition of “Permitted Liens.”

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries, any Disqualified Stock of the Company or any preferred stock of any Restricted Subsidiary (a) issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, refund, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to or a deferral or renewal of (clauses (a) and (b), collectively a “Refinancing,” and the term “Refinanced” has a correlative meaning) any other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness), any Disqualified Stock of the Company or any preferred stock of a Restricted Subsidiary in a principal amount or, in the case of Disqualified Stock of the Company or preferred stock of a Restricted Subsidiary, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of:

(1)the principal amount, or in the case of Disqualified Stock or preferred stock, liquidation preference, of the Indebtedness, Disqualified Stock or preferred stock so Refinanced (plus in the case of Indebtedness, the amount of premium, if any paid in connection therewith); and

(2)if the Indebtedness being Refinanced was issued with any original issue discount, the accreted value of such Indebtedness (as determined in accordance with GAAP) at the time of such Refinancing.

Notwithstanding the preceding, no Indebtedness, Disqualified Stock or preferred stock will be deemed to be Permitted Refinancing Indebtedness, unless:

(1)such Indebtedness, Disqualified Stock or preferred stock has a final maturity date no earlier than the final maturity date or redemption date, as applicable, of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness, Disqualified Stock or preferred stock being Refinanced;

(2)if such Indebtedness, Disqualified Stock or preferred stock being Refinanced is subordinated or otherwise junior in right of payment to the Notes or the Note Guarantees, such Indebtedness (and any related Guarantee), Disqualified Stock or preferred stock is subordinated or otherwise junior in right of payment to the Notes or the Note Guarantees on terms at least as favorable to the Holders of Notes as those contained in the documentation governing such Indebtedness, Disqualified Stock or preferred stock being Refinanced at the time of the Refinancing; and

(3)such Indebtedness or Disqualified Stock is incurred or issued by the Company or such Indebtedness or preferred stock are incurred or issued by the Restricted Subsidiary who is the obligor on the Indebtedness being Refinanced or the issuer of the Disqualified Stock or preferred stock being Refinanced; provided that a Restricted Subsidiary that is also a Guarantor may guarantee Permitted Refinancing Indebtedness incurred by the Company, regardless of whether such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being Refinanced.

Notwithstanding the preceding, any Indebtedness incurred under the ABL Facility pursuant to Section 4.09 shall be subject only to the refinancing provision in the definition of ABL Facility and not pursuant to the requirements set forth in this definition of Permitted Refinancing Indebtedness.

“Person” means any individual, corporation, partnership, joint venture, association, joint‑stock company, trust, unincorporated organization, limited liability company or government or other entity.

“preferred stock” of any Person, means (a) Disqualified Stock of such Person and (b) any Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

“Premises” means any property that is required hereunder to be subject to a Mortgage in favor of the Collateral Trustee.

“Priority Lien” means a Lien granted by the Company or any Guarantor in favor of the Collateral Trustee, at any time, upon any Property of the Company or such other Guarantor to secure Obligations under the Priority Lien Documents.

“Priority Lien Debt” means (a) the Notes issued on the Issue Date and any related Note Guarantees and (b) any Additional Notes and any other Indebtedness incurred pursuant to clause (2)(B) or (5) (insofar as such Indebtedness incurred under clause (5) refunds, refinances, extends, replaces, renews or defeases Indebtedness originally incurred under clause (2)) of Section 4.09(b) (and any guarantees thereof) that are secured equally and ratably with the Priority Lien Obligations by a Priority Lien that is permitted to be incurred and so secured under the terms of each applicable Priority Lien Document; provided, in the case of any additional Indebtedness referred to in this clause (b), that:

(1)such Indebtedness does not mature and does not have any mandatory or scheduled payments or sinking fund obligations prior to the maturity date of the Notes (except as a result of a customary change of control or asset sale repurchase offer provisions);

(2)the Maximum Premium payable pursuant to the agreements governing such Indebtedness does not exceed the Maximum Premium payable in respect of the Notes;

(3)on or prior to the date of incurrence of such Indebtedness by the Company or any Guarantor, such Indebtedness is designated by the Company, in an Officers’ Certificate delivered to each Priority Lien Representative and the Collateral Trustee, as “Priority Lien Debt” for the purposes of the Priority Lien Documents;

(4)a Priority Lien Representative is designated with respect to such Indebtedness and executes and delivers to the Collateral Trustee (i) an Additional Secured Debt Designation on behalf of itself and all holders of such Indebtedness and (ii) a Collateral Trust Joinder on behalf of itself and all holders of such Indebtedness;

(5)all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Lien to secure such additional Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (b) will be conclusively established, absent manifest error, if the Company delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Priority Lien Debt”); and

(6)such Indebtedness (other than any DIP Financing that is permitted by the Intercreditor Agreement) is pari passu in right of payment (it being understood that there may be different tranches of Priority Lien Debt with different maturities and amortization profiles, but the principal amount of Indebtedness under all such tranches must in all other respects be pari passu in right of payment) and does not have any senior or junior rights with respect to the application of proceeds from Collateral other than as provided in the Collateral Trust Agreement.

“Priority Lien Debt Default” means, with respect to any Series of Priority Lien Debt, any event or condition which, under the terms of any Priority Lien Document governing such Series of Priority Lien Debt, causes, or permits holders of Priority Lien Debt outstanding thereunder to cause, the Priority Lien Debt outstanding thereunder to become immediately due and payable.

“Priority Lien Documents” means the Notes Documents and any additional indenture, credit agreement or other agreement pursuant to which any other Priority Lien Debt is incurred and secured in accordance with the terms of each applicable Priority Lien Document and the Security Documents related thereto (other than any Security Documents that do not secure Priority Lien Obligations).

“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations (as defined under the applicable Priority Lien Document) in respect thereof.

“Priority Lien Representative” means (a) the Trustee, in the case of the Notes and (b) in the case of any other Series of Priority Lien Debt, the agent or trustee who maintains the transfer register for such Series of Priority Lien Debt and is appointed as a representative of such Series of Priority Lien Debt (for purposes related to the administration of the applicable Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Priority Lien Debt and that executes and delivers an Additional Secured Debt Designation and a Collateral Trust Joinder in accordance with the provisions of the Collateral Trust Agreement.

“Priority Lien Secured Party” means, at any time, the Collateral Trustee and each agent, trustee, noteholder, lender or issuing bank under Priority Lien Debt, in each case to the extent that the applicable Obligations are secured by Priority Liens, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Priority Lien Document, each other Person that provides letters of credit, guarantees or other credit support related thereto under any Priority Lien Document and each other holder of, or obligee in respect of, any Priority Lien Obligations, in each case to the extent designated as a secured party (or a party entitled to the benefits of the security) under any Priority Lien Document outstanding at such time.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualifying Owners” means any of (i) TETRA Technologies, Inc. and its subsidiaries, (ii) the officers, directors and management employees of the General Partner, the Company and the subsidiaries of the Company and (iii) any Person controlled by any of the Persons described in any of clauses (i) or (ii) of this definition.

“Rating Agency” means each of S&P, Moody’s and Fitch, or if (and only if) any of S&P, Moody’s or Fitch shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P, Moody’s or Fitch, as the case may be.

“Rating Category” means:

(1)with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories);

(2)with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and

(3)with respect to Fitch, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories).

“Rating Decline” means a decrease in the rating of the Notes by any of Moody’s, S&P or Fitch by one or more gradations (including gradations within Rating Categories as well as between Rating Categories). In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories, namely + or - for each of S&P and Fitch and 1, 2, and 3 for Moody’s, will be taken into account; for example, in the case of S&P, a rating decline either from BB+ to BB or BB- to B+ will constitute a decrease of one gradation.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee.

“Reporting Default” means an Event of Default described in subclause (b) of Section 6.01(5).

“Required Priority Lien Debtholders” means, at any time, the holders of more than 50% of the sum of (as determined by the Priority Lien Representatives):

(1)the aggregate outstanding principal amount of Priority Lien Debt (including outstanding letters of credit (unless fully cash collateralized in accordance with the terms of the relevant Priority Lien Documents, fully supported by a letter of credit satisfactory to the issuer of the letter of credit supported thereby or otherwise supported in a manner satisfactory to the respective issuer thereof) whether or not then available or drawn but excluding Hedging Obligations); and

(2)other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Priority Lien Obligations.

“Responsible Officer” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Note” means a Restricted Definitive Note or a Restricted Global Note.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating business thereof.

“SEC” means the United States Securities and Exchange Commission.

“Secured Debt” means any Priority Lien Debt or Junior Lien Debt.

“Secured Leverage Ratio” means at any date of determination, the ratio of (i) the aggregate principal amount of Secured Debt outstanding at such date to (ii) the Consolidated Cash Flow of the Company for the four most recent full fiscal quarters for which internal financial statements are available ending on or prior to the date of determination; provided that such Secured Leverage Ratio will be determined on a pro forma basis in a manner consistent with the definition of Fixed Charge Coverage Ratio.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Pledge and Security Agreement dated as of the Issue Date (as may be further amended, restated, supplemented or otherwise modified from time to time) among the Issuers, the Guarantors from time to time party thereto and the Collateral Trustee.

“Security Documents” means the Collateral Trust Agreement, the Security Agreement and all security agreements, pledge agreements, Mortgages, deeds of trust, collateral assignments, collateral agency agreements, debentures, control agreements or other grants or transfers for security executed and delivered by an Issuer or any Guarantor (including, without limitation, financing statements under the Uniform Commercial Code of the relevant state) creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee or notice of such pledge, grant or assignment is given, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the terms of the Collateral Trust Agreement.

“Senior Debt” means:

(1)all Indebtedness of the Company or any of its Restricted Subsidiaries outstanding under the ABL Facility and all obligations under ABL Hedge Agreements and Cash Management Obligations with respect thereto;

(2)the Notes and any other Indebtedness of the Company or any of its Restricted Subsidiaries permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any Note Guarantee; and

(3)all Obligations with respect to the items listed in the preceding clauses (1) and (2) of this definition.

Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include:

(A)any intercompany Indebtedness of the Company or any of its Restricted Subsidiaries to the Company or any of its Affiliates;

(B)any Indebtedness that is incurred in violation of this Indenture; or

(C)any trade payables or taxes owed or owing by the Company or any of its Restricted Subsidiaries.

“Series of Junior Lien Debt” means, severally, each issue or series of Junior Lien Debt.

“Series of Priority Lien Debt” means, severally the Notes and each other issue or series of Priority Lien Debt.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the first date it was incurred in compliance with the terms of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof; provided that, in the case of debt securities that are by their terms convertible into Capital Stock (or cash or a combination of cash and Capital Stock based on the value of the Capital Stock) of the Company, any obligation to offer to repurchase such debt securities on a date(s) specified in the original terms of such securities, which obligation is not subject to any condition or contingency, will be treated as a Stated Maturity date of such convertible debt securities.

“Subordinated Debt” means Indebtedness of the Company or a Guarantor that is contractually subordinated in right of payment (by its terms or the terms of any document or instrument relating thereto) to the Notes or the Note Guarantee of such Guarantor, as applicable.

“Subsidiary” means, with respect to any specified Person:

(1)any corporation, association or other business entity (other than a partnership or a limited liability company) of which more than 50% of the total voting power of its Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Transaction Costs” means any legal, professional and advisory fees or other transaction costs and expenses paid (regardless of whether incurred) by the Company or any Restricted Subsidiary in connection with (i) any acquisitions by the Company or any Restricted Subsidiary, (ii) any incurrence of Indebtedness or Disqualified Stock by the Company or any Restricted Subsidiary or any refinancing thereof, or any issuance of other equity securities or (iii) any reorganization or recapitalization of the capital structure of the Company, the Company or the General Partner or Subsidiaries thereof, in each case permitted under this Indenture.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other bank products or cash management services.

“Treasury Rate” means, as of any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to April 1, 2021; provided, however, that if the period from the redemption date to April 1, 2021 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to April 1, 2021 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Triggering Event” means a Priority Lien Debt Default under any Priority Lien Document; provided that a Triggering Event is not deemed to have occurred unless the principal amount or termination amount of any such Indebtedness with respect to which a Priority Lien Debt Default has occurred, together with the principal amount of any other Indebtedness under which there has been a Priority Lien Debt Default, aggregates $25.0 million or more.

“Trustee” means U.S. Bank National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“U.S.” and “United States” mean the United States of America.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Note” means an Unrestricted Definitive Note or an Unrestricted Global Note.

“Unrestricted Subsidiary” means any Subsidiary of the Company (other than Finance Corp.) that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)has no Indebtedness other than Non-Recourse Debt owing to any Person other than the Company or any of its Restricted Subsidiaries;

(2)is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(3)has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation.

All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of Capital Stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person; provided that, with respect to a limited partnership or other entity which does not have a Board of Directors, Voting Stock means the Capital Stock of the general partner of such limited partnership or other business entity with the ultimate authority to manage the business and operations of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)the then outstanding principal amount of such Indebtedness.

Section 1.02Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.11
“Alternate Offer”	4.14
“Asset Sale Offer”	4.10
“Authentication Order”	2.02
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Settlement Date”	4.14
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Incremental Funds”	4.07
“incur”	4.09
“Legal Defeasance”	8.02
“Offer Amount”	4.10
“Offer Period”	4.10
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Debt”	4.09
“Purchase Date”	4.10
“Registrar”	2.03
“Restricted Payments”	4.07
“Trailing Four Quarters”	4/07

Section 1.03Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04Rules of Construction.

Unless the context otherwise requires:

(1)a term has the meaning assigned to it;

(2)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)“or” is not exclusive;

(4)“including” is not limiting;

(5)words in the singular include the plural, and in the plural include the singular;

(6)“will” shall be interpreted to express a command;

(7)provisions apply to successive events and transactions;

(8)all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated; and

(9)references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2
THE NOTES

Section 2.01Form and Dating.

(a)General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law,

stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

(c)[Reserved].

(d)Additional Notes. Subject to compliance with the provisions of this Indenture, the Issuers may issue Additional Notes under this Indenture after the Issue Date in an unlimited aggregate principal amount.

Section 2.02Execution and Authentication.

At least one Officer must sign the Notes for each Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will authenticate: (i) for original issue on the Issue Date, Initial Notes in the aggregate principal amount of $350,000,000 and (ii) any amount of Additional Notes specified by the Issuers, in each case, upon receipt of a written order of the Issuers signed by two Officers (an “Authentication Order”). Such order shall specify (a) the amount of the Notes to be authenticated and the date of original issue thereof and (b) whether the Notes are Restricted Notes or Unrestricted Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuers pursuant to one or more Authentication Orders, except as provided in Section 2.07.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the

Initial Notes and any Additional Notes. Nothing in this paragraph shall be deemed to modify, replace or otherwise affect the restrictions on transfer applicable to Restricted Notes set forth in Section 2.06.

Section 2.03Registrar and Paying Agent.

The Issuers will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency in the Borough of Manhattan, The City of New York, where Notes may be presented for payment (“Paying Agent”). Unless otherwise designated by the Issuers by written notice to the Trustee, each such office or agency shall be the Trustee’s office in the Borough of Manhattan, The City of New York.

The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. Either Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04Paying Agent to Hold Money in Trust.

The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or premium, if any, or interest on, the Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than an Issuer or one of its Subsidiaries) will have no further liability for the money. If an Issuer or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee will serve as Paying Agent for the Notes.

Section 2.05Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuers will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.06Transfer and Exchange.

(a)Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuers for Definitive Notes if:

(1)the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary;

(2)the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; or

(3)there has occurred and is continuing an Event of Default with respect to the Notes and the Depositary notifies the Trustee of its decision to exchange the Global Notes for Definitive Notes.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.07 and Section 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06, Section 2.07 or Section 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c).

(b)Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1), the transferor of such beneficial interest must deliver to the Registrar either:

(A)both:

(i)a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)both:

(i)a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in Section 2.06(b)(1). Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g).

(3)Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) and the Registrar receives the following:

(A)if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4)Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) and the Registrar receives the following:

(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(b)(4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 2.06(b)(4) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.06(b)(4).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)if such beneficial interest is being transferred to one or both Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)[Reserved].

(3)Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(c)(3), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4)Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2), the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

(d)Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)if such Restricted Definitive Note is being transferred to one or both Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2)Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B)if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(d)(2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to Section 2.06(d)(2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A)if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B)if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(e)(2), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)Private Placement Legend.

(A)Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT), OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 903 OR RULE 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY), THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH CSI COMPRESSCO LP AND CSI COMPRESSCO FINANCE INC. (COLLECTIVELY, THE “ISSUERS”) OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY, OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUERS OR ANY OF THEIR SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES

ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE ISSUERS AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING IN THE INDENTURE IS COMPLETED AND DELIVERED BY THE TRANSFER TO THE TRUSTEE.”

(B)Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF CSI COMPRESSCO LP OR CSI COMPRESSCO FINANCE INC. (COLLECTIVELY, THE “ISSUERS”).

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY

OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g)Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)General Provisions Relating to Transfers and Exchanges.

(1)To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(2)No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.10, Section 3.06, Section 4.10, Section 4.14 and Section 9.05).

(3)The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)Neither the Registrar nor the Issuers will be required:

(A)to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection;

(B)to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(7)The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

(8)All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by electronic transmission.

Section 2.07Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuers or an Affiliate of either Issuer holds the Note; provided, however that Notes held by either of the Issuers or a Subsidiary of either Issuer shall be deemed to be not outstanding for purposes of Section 3.07(a).

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than an Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by any Issuer or Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with any Issuer or Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee actually knows are so owned will be so disregarded.

Section 2.10Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirements of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Issuers upon written request. The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.12Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, they will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers will fix or cause to be fixed each such special record date and payment date, provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will send or cause to be sent to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(1)the clause of this Indenture pursuant to which the redemption shall occur;

(2)the redemption date;

(3)the principal amount of Notes to be redeemed; and

(4)the redemption price.

Section 3.02Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase on a pro rata basis (or, in the case of Notes issued in global form pursuant to Article 2, based on the method of the Depositary that most nearly approximates a pro rata selection), unless otherwise required by law or applicable stock exchange or depository requirements.

In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee will promptly notify the Issuers in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03Notice of Redemption.

Subject to the provisions of Section 4.10 and Section 4.14, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail (or, in the case of Notes in global form, pursuant to the Applicable Procedures of the Depositary), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 or Article 11.

The notice will identify the Notes to be redeemed and will state:

(1)the redemption date;

(2)the redemption price;

(3)if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4)the name and address of the Paying Agent;

(5)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8)that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes and

(9)if such redemption or notice is subject to satisfaction of one or more conditions precedent, that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

At the Issuers’ request, the Trustee will give the notice of redemption in the Issuers’ names and at their expense; provided, however, that the Issuers have delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter time is acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Notwithstanding any provision hereof to the contrary, the notice of redemption with respect to a redemption pursuant to Section 3.07(b) need not set forth the Applicable Premium but only the manner of calculation thereof. The Company will notify the Trustee in writing of the Applicable Premium with respect to any redemption promptly after the calculation (in the case of Definitive Notes, at least two days prior to the redemption date), and the Trustee shall not be responsible for such calculation.

Section 3.04Effect of Notice of Redemption.

Once notice of redemption is sent in accordance with Section 3.03, Notes called for redemption become due on the date fixed for redemption, unless the redemption is subject to a condition precedent that is not satisfied or waived. Any redemption or notice of redemption may, at the Issuers’ discretion, be subject to one or more conditions precedent and, in the case of a redemption pursuant to Section 3.07(a), be given prior to and conditioned on the completion of the related Equity Offering.

Section 3.05Deposit of Redemption or Purchase Price.

At least one Business Day prior to the redemption or purchase date, the Issuers will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of, and accrued interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest, if any, on all Notes to be redeemed or purchased.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuers will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07Optional Redemption.

(a)Prior to April 1, 2021, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes outstanding under this Indenture (which may include Additional Notes) with an amount of cash not greater than the amount of the net cash proceeds from one or more Equity Offerings at a redemption price equal to 107.500% of the principal amount thereof, plus accrued and unpaid interest on the Notes redeemed to, but not including, the redemption date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that

(1)at least 65% of the aggregate principal amount of the Notes issued on the Issue Date (excluding Notes held by the Company and its Subsidiaries) remains outstanding after each such redemption; and

(2)the redemption occurs within 180 days after the closing of such Equity Offering.

(b)At any time and from time to time prior to April 1, 2021, the Company may, at its option, redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium with respect to the Notes plus accrued and unpaid interest thereon to, but not including, the redemption date, subject to the rights of Holders of the Notes on the relevant record date to receive interest on the relevant interest payment date.

(c)In the event that Holders of not less than 90% in aggregate principal amount of the outstanding Notes accept a Change of Control Offer or Alternate Offer and the Company (or any third party making such Change of Control Offer in lieu of the Company as set forth in Section 4.14(c)) purchases all of the Notes held by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described in Section 4.14, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the Notes that remain outstanding, to the date of redemption (subject to the rights of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

(d)Except as provided in the preceding paragraphs (a), (b) and (c), the Notes will not be redeemable at the Company’s option prior to April 1, 2021.

(e)On and after April 1, 2021, the Company may redeem all or a part of the Notes, from time to time, at the following redemption prices (expressed as a percentage of the principal amount) plus accrued and unpaid interest on the Notes redeemed to, but not including, the applicable redemption date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

Year	Redemption Price
2021	105.625%
2022	103.750%
2023	101.875%
2024	100.000%

(f)Unless the Company defaults in the payment of the redemption price, interest, if any, will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(g)Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through Section 3.06.

ARTICLE 4
COVENANTS

Section 4.01Payment of Notes.

The Issuers will pay or cause to be paid the principal of, premium, if any, on, and interest, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02Maintenance of Office or Agency.

The Issuers will maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co‑registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Issuers will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Issuers fail to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03.

Section 4.03Reports.

(a)Regardless of whether required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will file with the SEC (unless the SEC will not accept such a filing) within the time periods specified in the SEC’s rules and regulations, and upon request, the Company will furnish (without exhibits) to the Trustee for delivery to the Holders of the Notes:

(1)all quarterly and annual reports that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

(2)all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

(b)The Company will be deemed to have furnished such reports and information described in Section 4.03(a) to the Holders (and the Trustee shall be deemed to have delivered such reports and information to the Holders of the Notes) if the Company has filed such reports or information, respectively, with the SEC using the EDGAR filing system (or any successor filing system of the SEC) or, if the SEC will not accept such reports or information, if the Company has posted such reports or information, respectively, on its website, and such reports or information, respectively, are available to Holders of Notes through internet access.

(c)For the avoidance of doubt, (i) such information will not be required to contain the separate financial information for Guarantors as contemplated by Rule 3-10 of Regulation S-X or any financial statements of unconsolidated subsidiaries or 50% or less owned Persons as contemplated by Rule 3-09 of Regulation S-X or any schedules required by Regulation S-X, or in each case any successor provisions, and (ii) such information shall not be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any non‑GAAP financial measures contained therein.

(d)Except as provided above, all such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports.

(e)Notwithstanding the foregoing, if a direct or indirect parent of the Company files reports with the SEC in accordance with Section 13 or 15(d) of the Exchange Act, whether voluntarily or otherwise, then the Company shall be deemed to comply in full with this reporting covenant; provided that the financial statements of such direct or indirect parent of the Company are accompanied by the additional financial information required by the immediately following paragraph.

If:

(1)the Company elects to satisfy its obligations under this covenant with respect to financial information relating to the Company by furnishing financial information relating to a direct or indirect parent of the Company, and such financial information reflects the assets or operations of Subsidiaries of such direct or indirect parent of the Company that are not also Restricted Subsidiaries of the Company, or

(2)the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries and the assets or operations of such Unrestricted Subsidiaries taken as a whole are material to the assets or operations of Company and all of its Subsidiaries taken as a whole, then the quarterly and annual financial information required by Section 4.03(a) through (d) above will include an additional summary presentation, either on the face of the financial statements, in the footnotes thereto, or in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of any direct or indirect parent of the Company and/or the Unrestricted Subsidiaries of the Company, as applicable. The requirement to provide additional summary financial information required by this paragraph will be deemed satisfied if and when such information is posted on the website of the Company or any direct or indirect parent of the Company.

(f)Any and all Defaults or Events of Default arising from a failure to furnish in a timely manner any financial information required by this Section 4.03 shall be deemed cured (and the Company shall be deemed to be in compliance with this Section 4.03) upon furnishing such financial information as contemplated by this Section 4.03 (but without regard to the date on which such financial statement or report is so furnished); provided that such cure shall not otherwise affect the rights of the Holders under the provisions of Article 6 if the principal of, premium, if any, on, and interest, if any, on, the Notes have been accelerated in accordance with the terms of this Indenture and such acceleration has not been rescinded or cancelled prior to such cure.

(g)The Company and the Guarantors agree that, for so long as any Notes remain outstanding, if at any time they are not required to file with the SEC the reports required by this Section 4.03, the Company and the Guarantors will furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(h)Delivery of reports, information and documents to the Trustee pursuant to this Section 4.03 is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

Section 4.04Compliance Certificate.

(a)The Issuers shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of each Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, or premium, if any, or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or propose to take with respect thereto.

(b)So long as any of the Notes are outstanding, the Issuers will deliver to the Trustee, within five Business Days of any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 4.05Taxes.

The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of Notes.

Section 4.06Stay, Extension and Usury Laws.

Each of the Issuers and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuers and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07Restricted Payments.

(a)The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary);

(2)purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(3)make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Subordinated Debt (other than any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except a payment of interest or principal within one year of the Stated Maturity thereof; or

(4)make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) of this Section 4.07(a) being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment, no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment and either:

(I) if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment (the “Trailing Four Quarters”) is not less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries during the fiscal quarter in which such Restricted Payment is made (excluding Restricted Payments permitted by clauses (2) through (12) of Section 4.07(b)), is less than the sum, without duplication, of:

(A)Available Cash from Operating Surplus with respect to the Company’s preceding fiscal quarter (which shall not include, for the avoidance of doubt, the proceeds of any assignment, sale or other disposition of any Collateral); plus

(B)100% of the aggregate net cash proceeds, and the Fair Market Value of any Capital Stock of Persons engaged primarily in a Permitted Business or other long-term assets that are used or useful in a Permitted Business, in each case, received by the Company since the Issue Date from (i) a contribution to the common equity capital of the Company from any Person (other than a Restricted Subsidiary) or (ii) the issuance and sale (other than to a Restricted Subsidiary) of Equity Interests (other than Disqualified Stock) of the Company or from the issuance or sale (other than to a Restricted Subsidiary) of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Disqualified Stock); plus

(C)to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or Cash Equivalents or otherwise cancelled, liquidated or repaid for cash or Cash Equivalents, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any); plus

(D)the amount equal to the net reduction in Restricted Investments since the Issue Date resulting from (i) dividends, repayments of loans or advances, or other transfers of assets, in each case, to the Company or any of its Restricted Subsidiaries from any Person (including, without limitation, any Unrestricted Subsidiary) or (ii) designation of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent such amounts have not been included in Available Cash from Operating Surplus for any period commencing on or after the Issue Date (items (B), (C) and (D) being collectively referred to as “Incremental Funds”); minus

(E)the aggregate amount of Incremental Funds previously expended pursuant to this clause (I) and clause (II) below; or

(II) if the Fixed Charge Coverage Ratio of the Company for the Trailing Four Quarters is less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries during the fiscal quarter in which such Restricted Payment is made (excluding Restricted Payments permitted by clauses (2) through (12) of Section 4.07(b)), is less than the sum, without duplication, of:

(A)$40.0 million, less the aggregate amount of all prior Restricted Payments made by the Company and its Restricted Subsidiaries pursuant to this clause (II)(A) since the Issue Date; plus

(B)Incremental Funds to the extent not previously expended pursuant to this clause (II) or clause (I) above;

provided, however, that the only Restricted Payments permitted to be made pursuant to this clause (II) are distributions on the Company’s common units, plus the related distributions on the General Partner’s general partner interest and any distributions with respect to incentive distribution rights.

(b)The provisions of Section 4.07(a) will not prohibit:

(1)the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Indenture;

(2)the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent (a) contribution (other than from a Restricted Subsidiary) to the equity capital of the Company or (b) sale (other than to a Restricted Subsidiary) of Equity Interests of the Company (other than Disqualified Stock), with a sale being deemed substantially concurrent if such Restricted Payment occurs not more than 120 days after such sale; provided, however, that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded (or deducted, if included) from the calculation of Available Cash from Operating Surplus and Incremental Funds;

(3)the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Debt with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

(4)the payment of any dividend or distribution by a Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis;

(5)as long as no Default has occurred and is continuing or would be caused thereby, the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary held by any of the current or former directors or employees of the General Partner, the Company or of any Restricted Subsidiary; provided, however, that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any fiscal year, with any portion of such $5.0 million amount that is unused in any fiscal year to be carried forward to successive fiscal years and added to such amount, plus, to the extent not previously applied or included (a) the cash proceeds received by the Company or any of its Restricted Subsidiaries from sales of Equity Interests of the Company to employees or directors of the General Partner, the Company or its Affiliates that occur after the Issue Date (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (I)(B) or (II)(B) of Section 4.07(a)) and (b) the cash proceeds of key man life insurance policies received by the Company or any of its Restricted Subsidiaries after the Issue Date;

(6)the purchase, repurchase, redemption or other acquisition or retirement for value of Equity Interests deemed to occur upon the exercise of unit options, warrants, incentives, rights to acquire Equity Interests or other convertible securities if such Equity Interests represent a portion of the exercise or exchange price thereof, and any purchase, repurchase, redemption or other acquisition or retirement for value of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of unit options, warrants, incentives or rights to acquire Equity Interests;

(7)payments of cash, dividends, distributions, advances or other Restricted Payments, in each case, made in lieu of the issuance of fractional shares or units in connection with the exercise of warrants, options or other securities convertible or exchangeable for Equity Interests or in connection with the payment of a dividend or distribution to the holders of Equity Interests of the Company in the form of Equity Interests (other than Disqualified Stock) of the Company;

(8)the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or any Restricted Subsidiary representing fractional units of such Equity Interests in connection with a merger or consolidation involving the Company or such Restricted Subsidiary or any other transaction permitted by this Indenture;

(9)payments to the General Partner constituting reimbursements for expenses in accordance with the Partnership Agreement as in effect on the Issue Date and as it may be amended or replaced thereafter, provided that any such amendment or replacement is not materially less favorable to the Company in any material respect than the agreement prior to such amendment or replacement;

(10)as long as no Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any preferred stock of any Restricted Subsidiary issued on or after the Issue Date in accordance with the provisions of Section 4.09;

(11)in connection with an acquisition by the Company or any of its Restricted Subsidiaries, the return to the Company or any of its Restricted Subsidiaries of Equity Interests of the Company or its Restricted Subsidiaries constituting a portion of the purchase consideration in settlement of indemnification claims or purchase price adjustments;

(12)the distribution, dividend or other transfer (including by issuance or exchange) of shares of Capital Stock of any Unrestricted Subsidiary, or Indebtedness owed to the Company or a Restricted Subsidiary by an Unrestricted Subsidiary; and

(13)the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Debt (a) at a purchase price not greater than 101% of the principal amount of such Subordinated Debt plus accrued interest in accordance with provisions similar to Section 4.14 or (b) at a purchase price not greater than 100% of the principal amount thereof plus accrued interest in accordance with provisions similar to Section 4.10; provided that, prior to or simultaneously with such purchase, redemption, defeasance or other acquisition or retirement for value, the Company shall have complied with the provisions of Section 4.14 or Section 4.10, as the case may be, and repurchased all Notes validly tendered for payment in connection with the Change of Control Offer, Asset Sale Offer or Alternate Offer, as the case may be.

(c)The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the Restricted Investment proposed to be made or the asset(s) or securities proposed to be transferred or issued by the Company or a Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment, except that the Fair Market Value of any non-cash dividend or distribution paid within 60 days after the date of its declaration shall be determined as of such date of declaration. The Fair Market Value of any Restricted Investment, assets or securities that are required to be valued by this Section 4.07 will be determined in accordance with the definition of that term. For purposes of determining compliance with this Section 4.07, (x) in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1) through (13) of Section 4.07(b), or is permitted pursuant to Section 4.07(a), the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such Restricted Payment (or portion thereof) on the date made or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this Section 4.07; and (y) in the event a Restricted Payment is made pursuant to clause (I) or (II) of Section 4.07(a), the Company will be permitted to classify whether all or any portion thereof is being (and in the absence of such classification shall be deemed to have classified the minimum amount possible as having been) made with Incremental Funds.

Section 4.08Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries; provided that the priority that any series of preferred stock of a Restricted Subsidiary has in receiving dividends or liquidating distributions before dividends or liquidating distributions are paid in respect of common stock of such Restricted Subsidiary shall not constitute a restriction on the ability to pay dividends or make distributions on Capital Stock for purposes of this Section 4.08(a);

(2)make loans or advances to the Company or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Company or any such Restricted Subsidiary to other Indebtedness incurred by the Company or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances for purposes of this Section 4.08(a)); or

(3)transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b)However, the restrictions in Section 4.08(a) will not apply to encumbrances or restrictions existing under or by reason of:

(1)agreements or instruments governing Existing Indebtedness (as in effect on the Issue Date) and the ABL Facility (as in effect on the date thereof), and any amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacements or refinancings of those agreements or the Indebtedness to which they relate, provided that the encumbrances or restrictions contained in any amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacements or refinancings are, in the reasonable good faith judgment of the Chief Financial Officer of the General Partner, not materially more restrictive, taken as a whole, with respect to such dividend, distribution and other payment restrictions than those contained in those agreements on the Issue Date or, in the case of the ABL Facility, on the date thereof;

(2)this Indenture, the Notes (and any Additional Notes), the Note Guarantees, the Collateral Trust Agreement and the Security Documents;

(3)applicable law, rule, regulation, order, approval, license, permit or similar restriction;

(4)any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacements or refinancings thereof; provided that the encumbrances or restrictions contained in any amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacements or refinancings are, in the reasonable good faith judgment of the Chief Financial Officer of the General Partner, not materially more restrictive, taken as a whole, than those in effect on the date of the acquisition; provided, further, that, in the case of Indebtedness, the incurrence of such Indebtedness was permitted by the terms of this Indenture;

(5)customary non-assignment provisions in contracts or licenses, easements or leases, in each case, entered into in the ordinary course of business;

(6)mortgage financings, security agreements or purchase money obligations, in each case, for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of Section 4.08(a);

(7)any agreement for the sale or other disposition of the Equity Interests in, or all or substantially all of the properties or assets of, a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(8)Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are, in the reasonable good faith judgment of the Chief Financial Officer of the General Partner, not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)Liens permitted to be incurred under the provisions of Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens;

(10)provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including, but not limited to, agreements entered into in connection with a Restricted Investment) entered into in the ordinary course of business or entered into with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets and properties that are the subject of such agreements;

(11)any agreement or instrument relating to any property or assets acquired after the Issue Date, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisition;

(12)encumbrances or restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(13)the issuance of preferred stock by a Restricted Subsidiary or the payment of dividends thereon in accordance with the terms thereof; provided that issuance of such preferred stock is permitted pursuant to Section 4.09 and the terms of such preferred stock do not expressly restrict the ability of such Restricted Subsidiary to pay dividends or make any other distributions on its Capital Stock (other than requirements to pay dividends or liquidation preferences on such preferred stock prior to paying any dividends or making any other distributions on such other Capital Stock);

(14)obligations under Hedging Contracts permitted under this Indenture;

(15)any agreement or instrument relating to Indebtedness incurred or Capital Stock issued by any Restricted Subsidiary; provided that the encumbrances or restrictions contained in the agreements or instruments governing such Indebtedness or Capital Stock (a) apply only in the event of a payment default or a default with respect to a financial covenant in such agreement or instrument or (b) will not materially affect the Company’s ability to make payments with respect to the principal of, or the interest and premium, if any, on, the Notes, as determined in the reasonable good faith judgment of the Chief Executive Officer or the Chief Financial Officer of the General Partner; and

(16)any other agreement governing Indebtedness permitted to be incurred by Section 4.09 and any amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the encumbrances or restrictions in such agreements are, in the reasonable good faith judgment of the Chief Financial Officer of the General Partner, not materially more restrictive, taken as a whole, than those contained in this Indenture as in effect on the Issue Date or the ABL Facility as in effect on the date thereof.

Section 4.09Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”; with “incurrence” having a correlative meaning) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock, and will not permit any of its Restricted Subsidiaries to issue any preferred stock; provided, however, that the Issuers may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any of the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if, for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued, the Fixed Charge Coverage Ratio of the Company would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b)Notwithstanding the foregoing, the provisions of Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness or issuances of Disqualified Stock or preferred stock, as applicable (collectively, “Permitted Debt”):

(1)the incurrence by the Issuers or any Guarantor of Indebtedness and letters of credit under the ABL Facility, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) does not exceed the greater of (a) $50.0 million and (b) the Borrowing Base;

(2)the incurrence by the Issuers or any Guarantor of Indebtedness represented by:

(A)the Notes and the Note Guarantees issued on the Issue Date; and

(B)other Priority Lien Debt; provided that, immediately after giving effect to any such incurrence, the aggregate principal amount of Priority Lien Debt incurred under this clause (2)(B) then outstanding (including all Permitted Refinancing Indebtedness incurred to refinance any Indebtedness incurred pursuant to this clause (2)(B)) does not exceed $50.0 million;

(3)the incurrence by the Company or its Restricted Subsidiaries of Existing Indebtedness;

(4)the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to extend, renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4) at any time; provided that, immediately after giving effect to any such incurrence, the principal amount of all Indebtedness incurred pursuant to this clause (4) and then outstanding does not exceed the greater of (a) $35.0 million and (b) 5.0% of the Company’s Consolidated Net Tangible Assets;

(5)the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, refund, discharge or otherwise retire for value, any Indebtedness (other than intercompany Indebtedness) or Disqualified Stock of the Company, or Indebtedness (other than intercompany Indebtedness) or preferred stock of any Restricted Subsidiary, in each case, that was permitted by this Indenture to be incurred under Section 4.09(a) or clauses (2), (3), (4), (6), (12), (13) or (16) of this Section 4.09(b) or this clause (5);

(6)the incurrence by the Company or any of its Restricted Subsidiaries of (i) Permitted Refinancing Indebtedness constituting Junior Lien Debt in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, refund, discharge or otherwise retire for value, Existing Unsecured Notes and (ii) Junior Lien Debt; provided that, immediately after giving effect to any such incurrence under this clause (6)(ii) then outstanding (including all Junior Lien Debt incurred to refinance any Indebtedness incurred under this clause (6)(ii)) does not exceed the greater of (a) $50.0 million and (b) an amount such that after giving effect to such incurrence, the Secured Leverage Ratio would not exceed 4.0 to 1.0;

(7)the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(A)if the Company or any Guarantor is the obligor on such Indebtedness and neither the Company nor a Guarantor is the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case where the Company is the obligor, or the Note Guarantee, in the case where a Guarantor is the obligor; and

(B)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

(8)the incurrence by the Company or any of its Restricted Subsidiaries of (a)  Hedging Obligations in the ordinary course of business and not for speculative purposes and (b) Cash Management Obligations in the ordinary course of business;

(9)the Guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or any of its Restricted Subsidiaries that was permitted to be incurred by another provision of this Section 4.09;

(10)the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of any preferred stock; provided, however, that:

(A)any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary; and

(B)any sale or other transfer of any such preferred stock to a Person that is neither the Company nor a Restricted Subsidiary,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (10);

(11)the incurrence by the Company or any of its Restricted Subsidiaries of liability in respect of the Indebtedness of any Unrestricted Subsidiary or any Joint Venture but only to the extent that such liability is the result of the Company’s or any such Restricted Subsidiary’s being a general partner or member of, or owner of an Equity Interest in, such Unrestricted Subsidiary or Joint Venture and not as a guarantor of such Indebtedness; provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (11) and then outstanding does not exceed $25.0 million;

(12)the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Acquisition Indebtedness;

(13)the incurrence by any Foreign Subsidiary of Indebtedness that, in the aggregate together with all other Indebtedness of all Foreign Subsidiaries (including all Permitted Refinancing Indebtedness incurred to extend, refinance, renew, replace, defease, refund, discharge or otherwise retire for value any Indebtedness incurred pursuant to this clause (13)), does not exceed $75.0 million;

(14)the incurrence by the Company or any Restricted Subsidiary of Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of the Company and its Restricted Subsidiaries;

(15)the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness constituting (A) reimbursement obligations with respect to letters of credit; provided that, upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing or (B) any letters of credit outstanding on the Issue Date (whether or not drawn) not to exceed $10.0 million; and

(16)the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness and the issuance by the Company of any Disqualified Stock, provided that, after giving effect to any such incurrence or issuance, the amount of all such Indebtedness and Disqualified Stock incurred or issued pursuant to this clause (16) and then outstanding (including all Permitted Refinancing Indebtedness and Disqualified Stock incurred to extend, refinance, renew, replace, defease, refund, discharge or otherwise retire for value any Indebtedness or Disqualified Stock incurred or issued pursuant to this clause (16)) does not exceed the greater of (a) $35.0 million and (b) 5.0% of the Company’s Consolidated Net Tangible Assets.

(c)For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (2) through (16) of Section 4.09(b), or is entitled to be incurred pursuant to Section 4.09(a), the Company will be permitted in its sole discretion to divide, redivide, classify or reclassify such item of Indebtedness on the date of its incurrence, and later divide, redivide, classify or reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. The accrual of interest or dividends with respect to preferred stock, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 4.09, provided that, in each such case, the amount thereof is included in Fixed Charges of the Company as accrued to the extent required by the definition of such term. Further, the reclassification of any obligation of the Company or any of its Restricted Subsidiaries as Indebtedness due to a change in accounting principles will not be deemed an incurrence of Indebtedness for purposes of this Section 4.09.

(d)For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. The principal amount of any Permitted Refinancing Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.10Asset Sales.

(a)The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)the Company or any of its Restricted Subsidiaries, as the case may be, receives consideration (including by way of relief from, or any Person assuming responsibilities for, any liabilities (other than any contingent liabilities)) at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)at least 75% of the consideration received by the Company or its Restricted Subsidiaries in the Asset Sale (considered together on a cumulative basis, with all consideration received by the Company or any of its Restricted Subsidiaries in respect of other Asset Sales consummated since the Issue Date) is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(A)any liabilities, as shown on the Company’s or any of its Restricted Subsidiaries’ most recent balance sheet, of the Company or such Restricted Subsidiary (other than contingent liabilities and Subordinated Debt) that are assumed or forgiven by the transferee of any such assets pursuant to a novation or indemnity agreement (or other legal documentation with the same effect) that releases the Company or such Restricted Subsidiary from or indemnifies the Company or such Restricted Subsidiary against further liability;

(B)any securities, notes or other obligations received by the Company or any of its Restricted Subsidiaries from such transferee that are, within 90 days after the Asset Sale, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion;

(C)any Additional Assets of the kind referred to in clause (2) of Section 4.10(b); and

(D)any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in respect of such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (D) since the date of this Indenture, not to exceed the greater of (i) $15.0 million and (ii) 2.0% of the Company’s Consolidated Net Tangible Assets (with the Fair Market Value of each item of Designated Non-cash Consideration being determined in good faith by the Company at the time received in respect of an Asset Sale, and without giving effect to subsequent changes in value).

(b)Within 365 days after the receipt of any Net Proceeds from Asset Sales or, if the Company or any of its Restricted Subsidiaries has entered into a binding commitment or commitments with respect to any of the actions described in clauses (2) or (3) below, within the later of (x) 365 days after the receipt of any Net Proceeds from Asset Sales and (y) 180 days after the entering into of such commitment or commitments, the Company or any of its Restricted Subsidiaries may apply an amount equal to the amount of such Net Proceeds at its option to any combination of the following:

(1)to repay, redeem or repurchase the Notes or any other Priority Lien Debt;

(2)in the case of Net Proceeds from Asset Sales other than Collateral, to repay, redeem or repurchase any Senior Debt, including any ABL Debt;

(3)to invest in or acquire Additional Assets; or

(4)to make capital expenditures in respect of a Permitted Business.

Pending the final application of any such Net Proceeds, the Company or any of its Restricted Subsidiaries may invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(c)An amount equal to any Net Proceeds from Asset Sales that are not applied or invested as provided in clauses (1) through (4) of Section 4.10(b) will constitute “Excess Proceeds.” Within ten Business Days after the aggregate amount of Excess Proceeds exceeds $30.0 million, the Company will make an offer (an “Asset Sale Offer”) to all Holders of Notes and other Priority Lien Debt to purchase, prepay or redeem with the Net Proceeds of such Asset Sales the maximum principal amount of Notes and other Priority Lien Debt (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of repurchase, prepayment or redemption, subject to the rights of Holders on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of repurchase, prepayment or redemption, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any of its Restricted Subsidiaries may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes or other Priority Lien Debt tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and the Trustee or agent for such other Priority Lien Debt to be purchased on a pro rata basis (except that any Notes represented by a Note in global form will be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the Trustee, a method that most nearly approximates pro rata selection as the Trustee deems fair and appropriate unless otherwise required by law), based on the amounts tendered or required to be prepaid or redeemed (with such adjustments as may be deemed appropriate by the Company so that no Notes or other Priority Lien Debt purchased in part remain outstanding in an unauthorized principal denomination). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(d)Notwithstanding the foregoing paragraphs of this Section 4.10, the sale, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, will be governed by the provisions of Section 4.14 and/or Section 5.01 and not by this Section 4.10.

(e)The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.10, or compliance with this Section 4.10 would constitute a violation of any such laws or regulations, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.10 by virtue of such compliance.

(f)In the event that, pursuant to the preceding provisions of this Section 4.10, the Issuers are required to commence an Asset Sale Offer, the Issuers will follow the procedures specified below.

(1)The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess

Proceeds (the “Offer Amount”) to the purchase of Notes and such other Priority Lien Debt as specified in Section 4.10(c) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

(2)If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(3)Upon the commencement of an Asset Sale Offer, the Company will send a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(A)that the Asset Sale Offer is being made pursuant to this Section 4.10 and the length of time the Asset Sale Offer will remain open;

(B)the Offer Amount, the purchase price and the Purchase Date;

(C)that any Note not tendered or accepted for payment will continue to accrue interest;

(D)that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(E)that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 or integral multiples of $1,000 in excess thereof;

(F)that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book‑entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(G)that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a letter or electronic transmission setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(H)that, if the aggregate principal amount of Notes and other Priority Lien Debt surrendered by holders thereof exceeds the Offer Amount, the Company will select the Notes and other Priority Lien Debt to be purchased on a pro rata basis (except that any Notes represented by a Note in global form will be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the Trustee, a method that most nearly approximates pro rata selection as the Trustee deems fair and appropriate unless otherwise required by law) based on the principal amount of Notes and such other Priority Lien Debt surrendered (with such adjustments as may be deemed appropriate by the Company so that Notes or other Priorty Lien Debt purchased in part remains outstanding in an unauthorized principal denomination); and

(I)that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

(4)On or before the Purchase Date, the Issuers will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.10. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Issuers will promptly issue a new Note, and the Trustee, upon written request from the Issuers, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Section 4.11Transactions with Affiliates.

(a)The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), unless:

(1)the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if in the good faith judgment of the Board of Directors of the Company, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or the relevant Restricted Subsidiary from a financial point of view; and

(2)the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.11 and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by either the Conflicts Committee of the Board of Directors of the Company (so long as the members of the Conflicts Committee approving the Affiliate Transaction or series of related Affiliate Transactions are disinterested) or a majority of the disinterested members of the Board of Directors of the Company, if any.

(b)The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a):

(1)any transaction or series of related transactions involving aggregate consideration of less than $5.0 million;

(2)any employment, consulting or similar agreement or arrangement, employee benefit plan, equity award, equity option, equity appreciation agreement or plan, officer or director indemnification agreement, restricted unit agreement, severance agreement or other compensation plan or arrangement entered into by the General Partner, the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments, awards, grants or issuances of securities made pursuant to the foregoing agreements, arrangements or plans;

(3)transactions between or among the Company and/or its Restricted Subsidiaries;

(4)transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company owns, directly or through a Subsidiary, an Equity Interest in, or controls, such Person;

(5)transactions effected in accordance with the terms of agreements that are identified in the Issuers’ Offering Memorandum dated March 8, 2018 pertaining to the offering of $350,000,000 of the Notes, in each case as such agreements are in effect on the Issue Date, and any amendment or replacement of any of such agreements so long as such amendment or replacement agreement is no less advantageous to the Company in any material respect than the agreement so amended or replaced;

(6)payment of reasonable fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of, and compensation paid to, and indemnity, insurance or other benefits provided on behalf of, officers, directors, employees or consultants of the General Partner, the Company or any of its Restricted Subsidiaries or Affiliates of the Company, including, but not limited to, reimbursement or advancement of out-of-pocket expenses and provisions of officers’ and directors’ liability insurance;

(7)any issuance of Equity Interests (other than Disqualified Stock) to, or receipt of capital contributions from, Affiliates of the Company;

(8)Restricted Payments that do not violate the provisions of Section 4.07 or any Permitted Investments;

(9)payments to the General Partner with respect to reimbursement for expenses in accordance with the Partnership Agreement as in effect on the Issue Date and as it may be amended, provided that any such amendment is not less favorable to the Company in any material respect than the agreement prior to such amendment;

(10)transactions between the Company or any of its Restricted Subsidiaries and any other Person, a director of which is also on the Board of Directors of the Company or any direct or indirect parent company of the Company, and such common director is the sole cause for such other Person to be deemed an Affiliate of the Company or any of its Restricted Subsidiaries; provided, however, that such director abstains from voting as a member of the Board of Directors of the Company or any direct or indirect parent company of the Company, as the case may be, on any transaction with such other Person; and

(11)(a) guarantees by the Company or any of its Restricted Subsidiaries of performance of obligations of Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money, and (b) pledges by the Company or any of its Restricted Subsidiaries of Equity Interests in Unrestricted Subsidiaries securing Non-Recourse Debt for the benefit of lenders or other creditors of Unrestricted Subsidiaries;

(12)payments to an Affiliate in respect of the Notes or the Note Guarantees or any other Indebtedness of the Company or any Restricted Subsidiary on the same basis as concurrent payments made or offered to be made in respect thereof to non-Affiliates;

(13)payment of loans or advances to employees not to exceed $5.0 million in the aggregate at any one time outstanding;

(14)any Affiliate Transaction with a Person in its capacity as a holder of Indebtedness or Capital Stock of the Company or any Restricted Subsidiary if such Person is treated no more favorably than the other holders of Indebtedness or Capital Stock of the Company or such Restricted Subsidiary;

(15)transactions with Unrestricted Subsidiaries, customers, clients, suppliers or purchasers or sellers of goods or services, or lessors or lessees of property, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), not materially less favorable to the Company and its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated person, in the good faith determination of the Company’s Board of Directors or any officer of the Company involved in or otherwise familiar with such transaction, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(16)any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an accounting, appraisal, advisory or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of Section 4.11(a); and

(17)in the case of contracts for gathering, transporting, treating, processing, marketing, distributing, storing or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto, or other operational contracts, any such contracts that are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by the Company or any of its Restricted Subsidiaries and third parties, or if neither the Company nor any of its Restricted Subsidiaries has entered into a similar contract with a third party, then the terms of which are no less favorable than those available from third parties on an arm’s-length basis.

Section 4.12Liens.

The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired.

Section 4.13Business Activities of Finance Corp.

Finance Corp. will not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than the issuance of capital stock to the Company or any of its Restricted Subsidiaries, the incurrence of Indebtedness as a co‑issuer, co-obligor or guarantor of Indebtedness incurred by the Company (including without limitation the Notes) that is permitted to be incurred by the Company under Section 4.09, and activities incidental thereto.

Section 4.14Offer to Repurchase Upon Change of Control.

(a)If a Change of Control occurs, unless the Issuers have previously or concurrently exercised their right to redeem all of the Notes as set forth in the Notes and in Section 3.07, each Holder of Notes will have the right, except as provided below, to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in this Indenture. In the Change of Control Offer, the Company will offer to make a cash payment (a “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to the date of repurchase (the “Change of Control Settlement Date”), subject to the rights of Holders on the relevant record date to receive interest due on an interest payment date that is on or prior to the Change of Control Settlement Date. Within 30 days following any Change of Control, unless the Issuers have previously or concurrently exercised their right to redeem all of the Notes as set forth in the Notes and in Section 3.07, the Company will send a notice to each Holder of Notes describing the transaction or transactions that constitute the Change of Control and offering to repurchase properly tendered Notes on the Change of Control Settlement Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent. Furthermore, such notice shall state:

(1)that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered will be accepted for payment;

(2)the Change of Control Payment and the Change of Control Settlement Date;

(3)that any Note not tendered will continue to accrue interest;

(4)that, unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Settlement Date;

(5)that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Settlement Date;

(6)that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Settlement Date, a letter or electronic transmission setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7)that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, or compliance with the provisions of this Section 4.14 would constitute a violation of any such laws or regulations, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.14 by virtue of such compliance.

(b)Promptly following the expiration of the Change of Control Offer, the Company will, to the extent lawful, accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer. Promptly after such acceptance, the Company will, on the Change of Control Settlement Date:

(1)deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(2)deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

On the Change of Control Settlement Date, the Paying Agent will send to each Holder of Notes properly tendered the Change of Control Payment for such Notes (or, if all the Notes are then in global form, make such payment through the facilities of the Depositary), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. Any Note so accepted for payment will cease to accrue interest on and after the Change of Control Settlement Date, unless the Company defaults in making the Change of Control Payment. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Settlement Date.

(c)Notwithstanding any provision to the contrary, the Company will not be required to make a Change of Control Offer upon a Change of Control, if (1) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in Section 4.14(a) applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, (2) notice of redemption of all outstanding Notes has been given pursuant to Section 3.07 unless and until there is a default in payment of the applicable redemption price or (3) in connection with or in contemplation of any Change of Control, the Company has made an offer to repurchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of the Alternate Offer. Notwithstanding anything to the contrary contained herein, a Change of Control Offer or Alternate Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer or Alternate Offer is made.

(d)In the event that Holders of not less than 90% in aggregate principal amount of the outstanding Notes accept a Change of Control Offer or Alternate Offer and the Company (or any third party making such Change of Control Offer in lieu of the Company as set forth in Section 4.14(c)) purchases all of the Notes held by such Holders, the Company will have the right set forth in Section 3.07(c) to redeem all of the Notes that remain outstanding.

Section 4.15Additional Note Guarantees.

The Company will cause each Domestic Subsidiary (other than an Excluded Domestic Subsidiary) created or acquired by the Company or one or more of its Restricted Subsidiaries to execute and deliver to the trustee, within 20 Business Days of the date on which such Domestic Subsidiary is created or acquired, a Note Guarantee pursuant to which such Guarantor will unconditionally guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Notes on a senior secured basis; provided that any such Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary. Each Domestic Subsidiary that becomes a Guarantor after the date of issuance of the Notes will also become a party to the Collateral Trust Agreement and the Security Documents and will take such actions as are reasonably necessary or advisable to grant the Collateral Trustee for the benefit of the Holders of the Notes and, the Trustee, a Priority Lien in any Collateral held by such Domestic Subsidiary, subject only to Permitted Liens.

Section 4.16Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted under Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company will be in default of such covenant.

The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable four-quarter reference period and (2) no Default or Event of Default would be in existence following such designation.

Termination of Covenants

.

If at any time (a) the Notes have an Investment Grade Rating from at least two Rating Agencies, (b) no Default has occurred and is continuing under this Indenture and (c) the Company has delivered to the Trustee an Officers’ Certificate certifying as to the satisfaction of the conditions set forth in the foregoing clauses (a) and (b) of this sentence, the Company and its Restricted Subsidiaries will no longer be subject to the provisions of Section 4.07, Section 4.08, Section 4.09, Section 4.10, Section 4.11, Section 4.14 and clause (4) of Section 5.01(a).

ARTICLE 5
SUCCESSORS

Section 5.01Merger, Consolidation, or Sale of Substantially All Assets.

(a)Neither of the Issuers may: (x) consolidate or merge with or into another Person (regardless of whether such Issuer is the surviving entity); or (y) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:

(1)either:

(A)such Issuer is the surviving entity of such consolidation or merger; or

(B)the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, however, that Finance Corp. may not consolidate or merge with or into any Person other than a corporation satisfying such requirement so long as the Company is not a corporation;

(2)the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of such Issuer under the Notes and this Indenture pursuant to a supplemental indenture or other agreement reasonably satisfactory to the Trustee;

(3)immediately after such transaction, no Default or Event of Default exists;

(4)in the case of a transaction involving the Company and not Finance Corp., after giving effect to such transaction and any related financing transactions on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, either (a) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) or (b) the Fixed Charge Coverage Ratio of the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, is equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately before such transaction;

(5)the Person formed by or surviving any such consolidation or merger (if other than the Company) shall take such action (or agree to take such action) as may be necessary to cause any property or assets that constitute Collateral owned by or transferred to such Person to be subject to a Priority Lien in the manner and to the extent required under the Security Documents, and shall deliver an opinion of counsel as to the enforceability of any amendments, supplements or other instruments with respect to the Security Documents to be executed, delivered, filed and recorded, as applicable, and such other matters as the Trustee or the Collateral Trustee, as applicable, may reasonably request; and

(6)such Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or disposition and, if a supplemental indenture is required, such supplemental indenture, comply with this Indenture.

(b)Notwithstanding the foregoing, the restrictions set forth in clause (4) of Section 5.01(a) will not apply to (x) any consolidation or merger of the Company with or into one of its Restricted Subsidiaries for any purpose or (y) any sale, assignment, transfer, conveyance, lease or other disposition of properties or assets of a Restricted Subsidiary (other than Finance Corp.) to the Company or another Restricted Subsidiary that is a Guarantor.

(c)Notwithstanding Section 5.01(a), the Company is permitted to reorganize as any other form of entity, provided that:

(1)the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of the Company into a form of entity other than a limited partnership formed under Delaware law;

(2)the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(3)the entity so formed by or resulting from such reorganization assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture or other agreement in a form reasonably satisfactory to the Trustee;

(4)immediately after such reorganization no Default or Event of Default exists; and

(5)such reorganization is not materially adverse to the Holders or Beneficial Owners of the Notes (for purposes of this clause (5), a reorganization will not be considered materially adverse to the Holders or Beneficial Owners of the Notes solely because the successor or survivor of such reorganization (a) is subject to federal or state income taxation as an entity or (b) is considered to be an “includible corporation” of an affiliated group of corporations within the meaning of Section 1504(b) of the Internal Revenue Code or any similar state or local law).

(d)For purposes of this Section 5.01, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, which properties or assets, if held by the Company instead of such Restricted Subsidiaries, would constitute all or substantially all of the properties or assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties or assets of the Company.

(e)Notwithstanding anything in this Indenture to the contrary, in the event that the Company becomes a corporation or the Company or the Person formed by or surviving any consolidation or merger (permitted in accordance with the terms of this Indenture) is a corporation, Finance Corp. may be merged into the Company or it may be dissolved and cease to be an Issuer.

Section 5.02Successor Entity Substituted.

Upon any consolidation or merger or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of an Issuer in accordance with Section 5.01 in which such Issuer is not the surviving entity, the surviving Person formed by such consolidation or into or with which such Issuer is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer under this Indenture with the same effect as if such surviving Person had been named as such Issuer in this Indenture, and thereafter (except in the case of a lease of all or substantially all of such Issuer’s properties or assets), such Issuer will be relieved of all obligations and covenants under this Indenture and the Notes.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01Events of Default.

Each of the following is an “Event of Default” with respect to the Notes:

(1)default for 30 days in the payment when due of interest on the Notes;

(2)default in the payment when due of the principal of, or premium, if any, on, the Notes;

(3)failure by the Company to comply with its obligations under Section 5.01 or to consummate a purchase of Notes when required pursuant to Section 4.10 or Section 4.14;

(4)failure by the Company or any of its Restricted Subsidiaries for 30 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes to comply with the provisions of Section 4.07 or Section 4.09 or to comply with the provisions of Section 4.10 or Section 4.14 to the extent not described in clause (3) of this Section 6.01;

(5)(a) except as addressed in subclause (b) of this clause (5), failure by the Company or any of its Restricted Subsidiaries for 60 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes to comply with any of the other agreements in this Indenture or the Notes or (b) failure by the Company for 180 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes to comply with Section 4.03;

(6)default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(A)is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B)results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more; provided, however, that if, prior to any acceleration of the Notes, (i) any such Payment Default is cured or waived, (ii) any such acceleration of such Indebtedness is rescinded, or (iii) such Indebtedness is repaid within a period of 10 Business Days from the continuation of such default beyond any applicable grace period for such Payment Default or the occurrence of such acceleration, as the case may be, then any Default or Event of Default (but not any acceleration of the Notes) caused by such Payment Default or acceleration shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

(7)failure by the Company or any Significant Subsidiary or group of the Company’s Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company), would constitute a Significant Subsidiary to pay final judgments (entered by a court or courts of competent jurisdiction) aggregating in excess of $25.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed for a period of 60 days;

(8)except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee, except, in each case, by reason of the release of such Note Guarantee in accordance with this Indenture;

(9)an Issuer or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A)commences a voluntary case;

(B)consents to the entry of an order for relief against it in an involuntary case;

(C)consents to the appointment of a custodian of it or for all or substantially all of its property;

(D)makes a general assignment for the benefit of its creditors; or

(E)generally is not paying its debts as they become due;

(10)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)is for relief against any Issuer or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(B)appoints a custodian of any Issuer or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of an Issuer or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

(C)orders the liquidation of an Issuer or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; and

(11)the occurrence of any of the following:

(A)except as permitted by this Indenture or the relevant Security Documents, any Security Document ceases for any reason to be fully enforceable in any material respect; provided that it will not be an Event of Default under this clause (11)(a) if the sole result of the failure of one or more Security Documents to be fully enforceable in any material respect is that any Priority Lien purported to be granted under such Security Documents on Collateral, individually or in the aggregate, having a Fair Market Value of not more than $25.0 million ceases to be an enforceable and perfected first-priority Lien, subject only to Permitted Liens; provided further, that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 30 days after any officer of the Company or any Restricted Subsidiary becomes aware of such failure, which failure has not been cured during such time period;

(B)except as permitted by this Indenture or the relevant Security Documents, any Priority Lien for the benefit of the Holders of the Notes purported to be granted under any Security Document on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $25.0 million ceases to be an enforceable and perfected first-priority Lien in any material respect, subject to Permitted Liens, and such condition continues for 60 days after written notice by the Trustee or the Collateral Trustee (after the Trustee or Collateral Trustee has received written notice of such cessation from the holders of 25% or more of the aggregate principal amount of the Notes outstanding) of failure to comply with such requirement; provided that it will not be an Event of Default under this clause if such condition results from the action or inaction of the Trustee or the Collateral Trustee; provided further, that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 30 days after any officer of the Company or any Restricted Subsidiary becomes aware of such failure, which failure has not been cured during such time period; or

(C)the Company or any Restricted Subsidiary of the Company, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any material obligation of the Company or such Restricted Subsidiary set forth in or arising under any Security Document for the benefit of the Holders of the Notes.

Section 6.02Acceleration.

In the case of an Event of Default specified in clause (9) or (10) of Section 6.01, with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company, all outstanding Notes will become due and payable immediately without further action or notice (subject to applicable law). If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all of the Notes to be due and payable immediately by notice in writing to the Company and, in the case of a notice by such Holders, also to the Trustee specifying the respective Event of Default and that it is a notice of acceleration.

Upon any such declaration, the Notes shall become due and payable immediately.

Section 6.03Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, on, or interest, if any, on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04Waiver of Past Defaults.

Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, on, or interest, if any, on, the Notes; provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to either the Trustee or the Collateral Trustee, as applicable, or exercising any trust or power conferred on either the Trustee or the Collateral Trustee, as applicable. However, either the Trustee or Collateral Trustee, as applicable, may refuse to follow any direction that conflicts with law, this Indenture or other Notes Documents that either the Trustee or Collateral Trustee, as applicable, determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve either the Trustee or the Collateral Trustee in personal liability.

Section 6.06Limitation on Suits.

Subject to the provisions of Section 7.01, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders of the Notes unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest, if any, when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(1)such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4)the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, and premium, if any, and interest on, the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08Collection Suit by Trustee.

If an Event of Default specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of the principal, premium, if any, or interest remaining unpaid on the Notes and interest on overdue principal and premium, if any, and to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall, subject to the terms of the Collateral Trust Agreement, pay out the money in the following order:

First: (i) to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection and (ii) to the Collateral Trustee, all fees, expenses, indemnities and other amounts payable to the Collateral Trustee under the Collateral Trust Agreement, this Indenture and other Notes Documents;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Issuers or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7
TRUSTEE

Section 7.01Duties of Trustee.

(a)If an Event of Default has occurred and is continuing, the Trustee will be required, in the exercise of its power vested in it by this Indenture, to use the degree of care of a prudent man in the conduct of his own affairs.

(b)Except during the continuance of an Event of Default:

(1)the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth (or incorporated by reference) in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether they conform to the requirements of this Indenture.

(c)The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02Rights of Trustee.

(a)The Trustee may conclusively rely upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers will be sufficient if signed by an Officer of each of the Company and Finance Corp.

(f)No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense that might be incurred by it in connection with its compliance with such request.

Section 7.03Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest after a Default has occurred or is continuing, it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 and Section 7.11.

Section 7.04Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will send to the Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of Notes.

The Trustee will not be deemed to have notice of any Default or Event of Default, except Events of Default under clause (1) or (2) of Section 6.01, unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event that is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

Section 7.06Reports by Trustee to Holders of Notes.

(a)Within 60 days after each May 15 beginning with the May 15 following the Issue Date, and for so long as Notes remain outstanding, the Trustee will send to the Holders of Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).

(b)A copy of each report at the time it is sent to the Holders of Notes will be mailed by the Trustee to the Issuers.

Section 7.07Compensation and Indemnity.

(a)The Issuers will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services provided hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuers will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)The Issuers and the Guarantors, jointly and severally, will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee will notify the Issuers and the Guarantors promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers and the Guarantors will not relieve the Issuers or any of the Guarantors of their obligations hereunder unless the failure to notify the Issuers or the Guarantors impairs any Issuer’s or Guarantor’s respective ability to defend such claim. Such Issuer or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Issuers will pay the reasonable fees and expenses of such counsel. Neither Issuer nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)The obligations of the Issuers and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

(d)To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07 and the other Notes Documents (for the fees, expenses and indemnities payable to the Collateral Trustee), the Trustee and the Collateral Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee or the Collateral Trustee, except that held in trust to pay principal of and interest on, particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

(e)When the Trustee incurs expenses or renders services after an Event of Default specified in clause (9) or (10) of Section 6.01 occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08Replacement of Trustee.

(a)A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)The Trustee may resign in writing at any time and be discharged from the trust hereby created only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

(1)the Trustee fails to comply with Section 7.10;

(2)the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)a custodian or public officer takes charge of the Trustee or its property; or

(4)the Trustee becomes incapable of acting.

(c)If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee. Within one year after such successor

Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

(d)If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will send a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

Section 7.09Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act will be the successor Trustee.

Section 7.10Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation or banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Preferential Collection of Claims Against Company

.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein. The Trustee hereby waives any right to set off any claim that it may have against the Issuers in any capacity (other than as Trustee and Paying Agent) against any of the assets of the Issuers held by the Trustee; provided, however, that if the Trustee is or becomes a lender of any other Indebtedness permitted hereunder to be pari passu with the Notes, then such waiver shall not apply to the extent of such Indebtedness.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may at any time, at the option of their respective Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or Section 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.02, each Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium if any, on such Notes when such payments are due from the trust referred to in Section 8.04;

(2)the Issuers’ obligations with respect to the Notes under Section 2.04, Section 2.06, Section 2.07, Section 2.10 and Section 4.02;

(3)the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ and the Guarantors’ obligations in connection therewith; and

(4)the Legal Defeasance provisions of this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04, be released from each of their obligations under Section 4.03, Section 4.07, Section 4.08, Section 4.09, Section 4.10, Section 4.11, Section 4.12, Section 4.13, Section 4.14, Section 4.15, Section 4.16, Section 4.17 and Section 5.01(a)(4) with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (such release and termination hereinafter referred to as “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuers and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, clauses (3) through (7) of Section 6.01 and, only with respect to Subsidiaries of the Company, clauses (9) and (10) of Section 6.01 will not constitute Events of Default.

Section 8.04Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance under Section 8.02 or Covenant Defeasance under Section 8.03:

(1)the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2)in the case of an election under Section 8.02, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(A)the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)since the Issue Date, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)in the case of an election under Section 8.03, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuers or any of the Guarantors is a party or by which the Issuers or any of the Guarantors is bound;

(6)the Issuers must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers or others;

(7)the Company must deliver to the Trustee an Officers’ Certificate, stating that all conditions precedent set forth in clauses (1) through (6) of this Section 8.04 have been complied with; and

(8)the Company must deliver to the Trustee an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions, qualifications and exclusions), stating that all conditions precedent set forth in clauses (2), (3) and (5) of this Section 8.04 have been complied with; provided that the Opinion of Counsel with respect to clause (5) of this Section 8.04 may be to the knowledge of such counsel.

Section 8.05Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuers from time to time, upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under clause (1) of Section 8.04), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Issuers) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of each such Issuer as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or Section 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest, if any, on, any Note following the reinstatement of its obligations, the Issuers will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01Without Consent of Holders of Notes.

Notwithstanding Section 9.02, without the consent of any Holder of Notes, the Issuers, the Guarantors, the Trustee and the Collateral Trustee may amend or supplement this Indenture, the Notes, the Note Guarantees or the Security Documents (subject, in the case of the Security Documents, to any further requirements in the Collateral Trust Agreement):

(1)to cure any ambiguity, defect or inconsistency;

(2)to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)to provide for the assumption of an Issuer’s or a Guarantor’s obligations to Holders of Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of such Issuer’s or Guarantor’s properties or assets, as applicable;

(4)to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;

(5)to conform the text of this Indenture, the Notes, the relevant Security Documents or the Note Guarantees to any provision of the “Description of Notes” section of the Issuers’ Offering Memorandum dated March 8, 2018, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes, the relevant Security Documents or the Note Guarantees, which intent may be evidenced by an Officers’ Certificate to that effect;

(6)to provide for the issuance of Additional Notes and related Note Guarantees (and the grant of security for the benefit of the Additional Notes and related Note Guarantees) in accordance with the limitations set forth in this Indenture;

(7)to add any additional Guarantor or to evidence the release of any Guarantor from its Note Guarantee, in each case as provided in this Indenture;

(8)to evidence or provide for the acceptance of appointment under this Indenture of a successor Trustee or evidence and provide for a successor or replacement Collateral Trustee under the Security Documents;

(9)to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents or any release of Collateral or discharge or termination of any Lien on Collateral that becomes effective as set forth in this Indenture or any of the Security Documents;

(10)to add additional secured parties to the extent Liens securing obligations held by such parties are permitted under this Indenture or any of the Security Documents;

(11)to mortgage, pledge, hypothecate or grant a security interest for the benefit of the Trustee and the Holders of the Notes as additional security for the payment and performance of the Issuers’ and any Guarantor’s obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee or the Collateral Trustee in accordance with the terms of this Indenture or otherwise;

(12)to provide for the succession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement in accordance with the terms of this Indenture and the relevant Security Document;

(13)with respect to the Security Documents, as provided in the Collateral Trust Agreement; and

(14)to make any change not adverse to the Holders of the Notes in order to facilitate entry into the ABL Documents or Junior Lien Documents.

Upon the request of the Issuers accompanied by resolutions of their respective Boards of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee and the Collateral Trustee of the documents described in Section 7.02, the Trustee and the Collateral Trustee will join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and the Collateral Trustree will not be obligated to enter into such amended or supplemental indenture that affects either the Trustee’s or the Collateral Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.02With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture (including, without limitation, Section 4.10 and Section 4.14), the Notes, the Note Guarantees and the Security Documents with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes and subject, in the case of the Security Documents, to any further requirements in the Collateral Trust Agreement), and, subject to Section 6.04 and Section 6.07, any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes, the Note Guarantees or the Security Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes and subject, in the case of the Security Documents, to any further requirements in the Collateral Trust Agreement).

Upon the request of the Issuers accompanied by resolutions of their respective Boards of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee will join with the Issuers and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will send to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. Subject to Section 6.04 and Section 6.07, the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes or the Note Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non‑consenting Holder):

(1)reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes; provided, however, that any purchase or repurchase of Notes, including pursuant to Section 4.10 and Section 4.14, shall not be deemed a redemption of the Notes;

(3)reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4)waive a Default or Event of Default in the payment of principal of, or interest or premium, on the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5)make any Note payable in currency other than that stated in the Notes;

(6)make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium on the Notes;

(7)waive a redemption payment with respect to any Note; provided, however, that any purchase or repurchase of Notes, including pursuant to Section 4.10 and Section 4.14, shall not be deemed a redemption of the Notes;

(8)release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(9)make any change in the preceding amendment, supplement and waiver provisions.

Any amendment to, or waiver of, the provisions of this Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes (other than in accordance with the Notes Documents) will require the consent of the Holders of at least 66-2∕3% in aggregate principal amount of the Notes then outstanding.

Section 9.03[Reserved].

Section 9.04Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuers may fix a record date for determining which Holders must consent to such amendment, supplement or waiver. If the Issuers fix a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.05, or (ii) such other date as the Issuers shall designate.

Section 9.05Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Trustee and Collateral Trustee to Sign Amendments, etc.

The Trustee and the Collateral Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Trustee, as applicable. No Issuer may sign an amended or supplemental indenture until its Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee and the Collateral Trustee will be entitled to receive and (subject to Section 7.01, in the case of the Trustee) will be fully protected in relying upon, in addition to the documents required by Section 12.04, an Officers’ Certificate and an Opinion of Counsel each stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and the other Notes Documents.

ARTICLE 10
NOTE GUARANTEES

Section 10.01Guarantee.

(a)Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and the Collateral Trustee and each of their successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

(1)the principal of, premium, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on, the Notes, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Issuers to the Holders, the Trustee or the Collateral Trustee hereunder or under any other Note Document will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)The Guarantors hereby agree that, to the maximum extent permitted under applicable law, their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against any Issuer, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a Guarantor. To the extent permitted by applicable law, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against an Issuer, protest, notice and all demands whatsoever and covenant that the Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)If any Holder, the Trustee or the Collateral Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee, Collateral Trustee or such Holder, the Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, to the extent permitted by applicable law, as between the Guarantors, on the one hand, and the Holders, the Trustee and the Collateral Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (regardless of whether due and payable) will forthwith become due and payable by the Guarantors for the purpose of the Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 10.02Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03Execution and Delivery of Note Guarantee Notation.

To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that either Issuer or any of its Restricted Subsidiaries creates or acquires any Domestic Restricted Subsidiary after the Issue Date, if required by Section 4.15, the Company will cause such Domestic Restricted Subsidiary to comply with the provisions of Section 4.15 and this Article 10, to the extent applicable.

Section 10.04Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 10.05, no Guarantor may sell or otherwise dispose of, in one or more related transactions, all or substantially all of its properties or assets to, or consolidate with or merge with or into (regardless of whether such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(1)immediately after giving effect to such transaction or series of related transactions, no Default or Event of Default exists; and

(2)either:

(A)(i) such Guarantor is the surviving Person of such consolidation or merger or (ii) the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) unconditionally assumes all the obligations of such Guarantor under the Notes and this Indenture (including its Note Guarantee) pursuant to a supplemental indenture satisfactory to the Trustee; or

(B)such transaction or series of transactions does not violate the provisions of Section 4.10.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.

Except as set forth in Article 4 and Article 5, and notwithstanding clauses (A) and (B) immediately above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.05Releases.

The Note Guarantee of a Guarantor will be released automatically and without the need for further action by any Person:

(1)in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale or other disposition does not violate the provisions of Section 4.10;

(2)in connection with any sale or other disposition of the Capital Stock of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale or other disposition does not violate the provisions of Section 4.10 and the Guarantor ceases to be a Restricted Subsidiary as a result of such sale or other disposition;

(3)if the Company designates such Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture;

(4)upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 or satisfaction and discharge of this Indenture in accordance with Article 11;

(5)upon the liquidation or dissolution of such Guarantor, provided that no Default or Event of Default occurs as a result thereof or has occurred or is continuing;

(6)upon such Guarantor consolidating with, merging into or transferring all of its properties or assets to the Company or another Guarantor and, as a result of or in connection with such transaction, such Guarantor dissolves or otherwise ceases to exist;

(7)at such time as such Guarantor constitutes an Immaterial Subsidiary; or

(8)as provided in Article 9.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of, premium, if any, and interest on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11
SATISFACTION AND DISCHARGE

Section 11.01Satisfaction and Discharge.

This Indenture will be satisfied and discharged and will cease to be of further effect as to all Notes issued hereunder (except as to surviving rights of registration of transfer or exchange of the Notes and as otherwise specified in this Indenture), and the Security Documents, insofar as they relate to the rights of Holders, will cease to be of further effect with respect to the Notes, when:

(1)either:

(A)all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

(B)all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and either an Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal of, or interest and premium, if any, on the Notes to the date of maturity or redemption;

(2)in respect of clause (B) of Section 11.01(1), no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which either Issuer or any Guarantor is a party or by which either Issuer or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and, in each case, the granting of Liens to secure such borrowings);

(3)the Issuers have, or any Guarantor has, paid or caused to be paid all sums payable by them under this Indenture; and

(4)the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Issuers must deliver to the Trustee (a) an Officers’ Certificate, stating that all conditions precedent set forth in clauses (1) through (4) of this Section 11.01 have been satisfied and (b) an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and qualifications), stating that the condition precedent set forth in clause (4) of this Section 11.01 has been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to clause (B) of Section 11.01(1), the provisions of Section 11.02 and Section 8.06 will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02Application of Trust Money.

Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Issuers have made any payment of principal of, premium, if any, or interest, if any, on, any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12
MISCELLANEOUS

Section 12.01Authorization.

Each Priority Lien Secured Party (other than the Collateral Trustee) has authorized and directed the Collateral Trustee to enter into this Indenture for the benefit of the Priority Lien Secured Parties.

Notices

.

Any notice or communication by the Issuers, any Guarantor, the Trustee or the Collateral Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile or electronic transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers and/or any Guarantor
CSI Compressco LP 24955 Interstate 45 North The Woodlands, Texas 77380 Facsimile No.: (281) 364-4398 Attention: Bass C. Wallace, Jr.
With a copy, which shall not constitute notice, to:
Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 Facsimile No.: (713) 615-5861 Attention: David P. Oelman
If to the Trustee:
U.S. Bank National Association 13737 Noel Road, Suite 800 Dallas, Texas 75240 Facsimile Number: (972) 581-1670 Attention: Global Corporate Trust Services
If to the Collateral Trustee:
U.S. Bank National Association 13737 Noel Road, Suite 800 Dallas, Texas 75240 Facsimile Number: (972) 581-1670 Attention: Global Corporate Trust Services

The Issuers, any Guarantor, the Trustee or the Collateral Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if electronically transmitted; when receipt acknowledged, if transmitted by facsimile; or the next Business Day after timely delivery to a courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder, when the Notes are in the form of Definitive Notes, will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication to a Holder, when the Notes are in the form of Global Notes, will be sent pursuant to Applicable Procedures. Any notice or communication will also be so sent to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to send a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed or otherwise sent in the manner provided above within the time prescribed, it is duly given, regardless of whether the addressee receives it (other than with respect to notices or communications by facsimile or electronic transmission, which will be deemed to be duly given when receipt is acknowledged or when answered back, respectively).

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Holders will be filed with the Trustee, but such filing will not be a condition precedent to the validity of any action taken in reliance on such waiver.

If the Issuers send a notice or communication to Holders, they will send a copy to the Trustee, the Collateral Trustee and each Agent at the same time.

Section 12.03Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.04Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers to the Trustee or the Collateral Trustee, as applicable, to take any action under this Indenture or the other Notes Documents, the Issuers shall furnish to the Trustee or the Collateral Trustee, as applicable:

(1)an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee or the Collateral Trustee, as applicable (which must include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture and the other Notes Documents relating to the proposed action have been satisfied; provided that no such Officers’ Certificate shall be delivered on the Issue Date in connection with the original issuance of the initial Global Notes; and

(2)an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or the Collateral Trustee, as applicable (which must include the statements set forth in Section 12.05) stating that, in the opinion of such counsel (who may rely upon an Officers’ Certificate as to matters of fact), all such conditions precedent and covenants have been satisfied; provided that no such Opinion of Counsel shall be delivered on the Issue Date in connection with the original issuance of the initial Global Notes.

Section 12.05Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or the other Notes Documents must include:

(1)a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether such covenant or condition has been satisfied; and

(4)a statement as to whether, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06Rules by Trustee and Agents.

The Trustee may make reasonable rules for action taken by, or meetings or consent of, Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07No Personal Liability of Directors, Officers, Employees and Unitholders.

None of the General Partner or any director, officer, partner, employee, incorporator, manager, unitholder or other owner of Capital Stock of the General Partner, the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, this Indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

Section 12.08Governing Law.

THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES AND THE COLLATERAL TRUST AGREEMENT.

Section 12.09No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of either Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10Successors.

All agreements of each Issuer in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05.

Section 12.11Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 12.13Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

ARTICLE 13
COLLATERAL AND SECURITY

Section 13.01Security Interest.

(a)The due and punctual payment of the Obligations on the Notes and the Obligations of the Guarantors under the Note Guarantees, when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest, if any (to the extent permitted by law), on the Notes, the Note Guarantees and performance of all other obligations of the Issuers and the Guarantors to the Holders, the Collateral Trustee or the Trustee under the Notes Documents, according to the terms hereunder or thereunder, are secured, as provided in the Security Documents.  Each of the Issuers and each of the Guarantors consent and agree to be bound by the terms of the security documents to which they are parties, as the same may be in effect from time to time, and agree to perform their obligations thereunder in accordance therewith. Each of the Issuers and each of the Guarantors hereby agree that the Collateral Trustee shall hold the Collateral (directly or through co-trustees or agents) on behalf of and for the benefit of all of the Holders and the other holders of Priority Lien Obligations.

(b)Each Holder, by its acceptance thereof and of the Note Guarantees, consents and agrees to the terms of the Collateral Trust Agreement, the Intercreditor Agreement, if any, and the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral and amendments to the Security Documents) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and appoints U.S. Bank National Association as the Trustee and the Collateral Trustee. Each Holder authorizes and directs the Collateral Trustee to enter into the Notes Documents (including any amendments thereto contemplated by Section 7.1 of the Collateral Trust Agreement and any Security Documents to secure additional Priority Lien Debt in accordance with Section 3.8 of the Collateral Trust Agreement) and the Intercreditor Agreement, if any, and to perform its obligations and exercise its rights thereunder in accordance therewith, subject to the terms and conditions thereof, including, without limitation, the limitations on duties of the Collateral Trustee provided in Section 5.12 of the Collateral Trust Agreement.  The Trustee, the Collateral Trustee and each Holder, by accepting the Notes and the Note Guarantees of the Guarantors, acknowledges that, as more fully set forth in the Security Documents, the Collateral as now or hereafter constituted shall be held for the benefit of all the holders of Priority Lien Obligations, subject to the Collateral Trust Agreement and the Intercreditor Agreement, if any, the Collateral Trustee and the Trustee, and the Lien of this Indenture and the Security Documents is subject to and qualified and limited in all respects by the Collateral Trust Agreement, the Intercreditor Agreement, if any, and the Security Documents and actions that may be taken thereunder.

Section 13.02Post-Issue Date Collateral Requirements.

(a)Within 120 days following the Issue Date (or such longer period as the Collateral Trustee may agree), the Issuers shall, or shall cause the applicable Guarantor to execute and deliver to the Collateral Trustee originals of the certificates of title or ownership for the motor vehicles (and any other equipment covered by certificates of title or ownership) owned by it, with the Collateral Trustee listed as lienholder therein, in each case to the extent required by the Security Agreement.

(b)Any Security Documents entered into after the Issue Date shall be substantially in the form of the corresponding security document securing the Priority Lien Obligations, or to the extent there is no such corresponding security document, the corresponding security documents securing the Priority Lien Obligations in place on the Issue Date, in each case, with such changes as reasonably necessary to reflect the terms of the Collateral Trust Agreement and the Intercreditor Agreement, if any, and with such deletions or modifications of representations, warranties and covenants as are customary with respect to security documents establishing Liens securing publicly traded debt securities, all as certified to the Collateral Trustee pursuant to an Officers’ Certificate and Opinion of Counsel.

Section 13.03Maintenance of Collateral; Further Assurances.

(a)The Issuers and the Guarantors shall maintain the Collateral that is material to the conduct of their respective businesses in good and insurable operating order, condition and repair. The Issuers and the Guarantors shall pay all real estate and other taxes (except such as are contested in good faith and by appropriate negotiations or proceedings), and maintain in full force and effect all material permits and insurance in amounts that insures against such losses and risks as are reasonable for the type and size of the business of the Issuers and the Guarantors as determined in good faith by an Officer of the Company, except, in each case, where the failure to effect such payment or maintain such permits or insurance coverages is not adverse in any material respect to the Holders of Notes.

(b)To the extent required under this Indenture or any of the Security Documents, the Issuers and the Guarantors shall, at their sole expense, execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Collateral Trustee or the Trustee may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Security Documents in the Collateral. In addition, to the extent required under this Indenture or any of the Security Documents, from time to time, the Issuers and the Guarantors will reasonably promptly secure the obligations under this Indenture and security documents by pledging or creating, or causing to be pledged or created, perfected security interests and Liens with respect to the Collateral perfected to the extent required by the Security Documents. Such security interests and Liens will be created under the Security Documents and, to the extent necessary, other security agreements and other instruments and documents in form and substance reasonably satisfactory to the Collateral Trustee. The Issuers shall deliver or cause to be delivered to the Trustee and Collateral Trustee all such instruments and documents to evidence compliance with this Section 13.03. The Issuers agree to provide evidence to the Trustee and Collateral Trustee as to the perfection (to the extent required by the Security Documents) and priority status of each such security interest and Lien.

Section 13.04After-Acquired Property.

Subject to the provisions of the Security Documents, upon the acquisition by the Issuers or any Guarantor after the Issue Date of any assets (other than ABL Collateral or Excluded Property), including, but not limited to, any Material Real Property or any equipment or fixtures which constitute accretions, additions or technological upgrades to the equipment or fixtures or any working capital assets that, in any such case, form part of the Collateral and that are not automatically subject to a perfected security interest under the Security Documents, such Issuer or Guarantor shall (i) with regard to any Material Real Property, execute and deliver the items described under Section 13.06(b) hereof within 90 days (or such longer period as the Collateral Trustee may agree) after the date of acquisition of the applicable asset, (ii) with regard to any other asset constituting Collateral, grant Liens on such property in favor of the

Collateral Trustee (and, to the extent such grant would require the execution and delivery of a Security Document, such Issuer or Guarantor shall execute and deliver such Security Document on substantially the same terms as the Security Documents covering Collateral owned by the Issuers and Guarantors on the Issue Date including, with respect to personal property, execution of a supplement to the applicable Security Documents) within 60 days (or such longer period as the Collateral Trustee may agree) after the date of acquisition of the applicable asset and (iii) in the case of the foregoing clauses (i) and (ii), to the extent required by the Security Documents, any information, documentation, financing statements or other certificates and opinions of counsel as may be necessary to vest in the Collateral Trustee a perfected security interest, subject only to Permitted Liens, in such after-acquired property and to have such after-acquired property added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such after-acquired property to the same extent and with the same force and effect.

Section 13.05Impairment of Security Interest.

The Issuers will not, and the Company will not permit any of its Restricted Subsidiaries to, (i) take or omit to take any action which would materially adversely affect or impair the Liens in favor of the Collateral Trustee for the benefit of the Holders of the Notes and any future Priority Lien Debt with respect to the Collateral, (ii) grant to any Person, or permit any Person to retain (other than the Collateral Trustee), any Liens in the Collateral, other than Permitted Liens or (iii) enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person in a manner that conflicts with this Indenture, the Notes, the Note Guarantees or the Security Documents. Each Issuer and Guarantor will, at its sole cost and expense, execute and deliver all such agreements and instruments as necessary, or as the Trustee or the Collateral Trustee reasonably requests, to more fully or accurately describe the assets and property intended to be Collateral or the Obligations intended to be secured by the Security Documents.

Section 13.06Real Estate Mortgages and Filings.

(a)With respect to any Material Real Property owned by an Issuer or Guarantor on the Issue Date, the following items will be delivered to the Collateral Trustee within 120 days thereafter (or such longer period as the Collateral Trustee may agree):

(1)the Issuer or applicable Guarantor shall deliver to the Collateral Trustee, as mortgagee or beneficiary, as applicable, for the ratable benefit of itself and the Holders of the Notes and any future Priority Lien Debt, fully executed counterparts of a Mortgage (together with applicable real estate subordination and priority agreements related thereto) and reasonably satisfactory evidence of completion (or reasonably satisfactory arrangements for the completion) of all recordings and filings of such Mortgage (and payment of any taxes or fees in connection therewith) as may be necessary to create a valid, perfected Lien with the priority required by the Collateral Trust Agreement, subject to Permitted Liens, against the property purported to be covered thereby as security for the Priority Lien Obligations;

(2)the Collateral Trustee shall have received mortgagee’s title insurance policies in favor of the Collateral Trustee, and its successors and/or assigns, in the form necessary, with respect to the property purported to be covered by the applicable Mortgages, to insure that the interests created by the Mortgages constitute valid Liens thereon (with the priority required by the Collateral Trust Agreement) free and clear of all Liens, defects and encumbrances other than Permitted Liens; provided, however, unless delivered to the collateral agent in respect of any other Priority Lien Debt, no such title insurance policies will be required to be delivered with respect to any Mortgage where the property encumbered thereby consists primarily of easements, rights of way, licenses and other similar possessory and use instruments. All such title policies shall be in amounts equal to 110% of the estimated Fair Market Value of the Premises covered thereby, and such policies shall include, to the extent available at a commercially reasonable premium, all endorsements as shall be reasonably required in transactions of similar size and purpose and shall be accompanied by evidence of the payment in full by the Issuer or the applicable Guarantor of all premiums thereon (or that satisfactory arrangements for such payment have been made);

(3)an Opinion of Counsel, from local counsel in the jurisdiction where each property subject to the Mortgages is required by the Collateral Trust Agreement is located, with respect to the Mortgages and fixture filings, that the applicable Mortgage (i) has been duly authorized, executed and delivered by the applicable Issuer or Guarantor, (ii) is an enforceable agreement against the applicable Issuer or Guarantor, as the case may be, and (iii) creates a valid, perfected Lien with respect to the Material Real Property described in the Mortgage;

(4)the Issuers shall, or shall cause the Guarantors to, deliver to the Collateral Trustee or the title company, as applicable, such filings, surveys (or any updates or affidavits that the title company may reasonably require in connection with the issuance of the title insurance policies), fixture filings and such other documents, instruments, certificates, agreements and/or other documents as reasonably required to perfect the Collateral Trustee’s security interest, in each case in form and substance reasonably satisfactory to the Collateral Trustee; and

(5)the title insurance company shall have received, with respect to the applicable Mortgage, such affidavits, certificates, information (including publicly-available financial data) and instruments of indemnification (including a so-called “gap” indemnification) as shall be reasonably requested by the title insurance company to issue the mortgagee’s title insurance policies contemplated above.

(b)With respect to any Material Real Property acquired by an Issuer or a Guarantor after the Issue Date which is required to be mortgaged to the Collateral Trustee within 120 days after the date of acquisition (or such longer period as the Collateral Trustee may agree):

(1)the applicable Issuer or Guarantor shall deliver to the Collateral Trustee, as mortgagee or beneficiary, as applicable, for the ratable benefit of itself and the Holders of the Notes and any future Priority Lien Debt, fully executed counterparts of Mortgages (together with applicable real estate subordination and priority agreements related thereto), in accordance with the requirements of this Indenture and/or the Security Documents duly executed by such Issuer or Guarantor, together with reasonably satisfactory evidence of the completion (or reasonably satisfactory arrangements for the completion) of all recordings and filings of such Mortgage (and payment of any taxes or fees in connection therewith) as may be necessary to create a valid, perfected Lien with the priority required by the Collateral Trust Agreement, subject to Permitted Liens, against the property purported to be covered thereby as security for the Priority Lien Obligations;

(2)the Collateral Trustee shall have received mortgagee’s title insurance policies in favor of the Collateral Trustee, and its successors and/or assigns, in the form necessary, with respect to the property purported to be covered by the applicable Mortgages, to insure that the interests created by the Mortgages constitute valid Liens thereon (with the priority required by the Collateral Trust Agreement) free and clear of all Liens, defects and encumbrances other than Permitted Liens; provided, however, unless delivered to the collateral agent in respect of any other Priority Lien Debt, no such title insurance policies will be required to be delivered with respect to any Mortgage where the property encumbered thereby consists primarily of easements, rights of way, licenses and other similar possessory and use instruments. All such title policies shall be in amounts equal to 110% of the estimated Fair Market Value of the Premises covered thereby, and such policies shall include, to the extent available at a commercially reasonable premium, all endorsements as shall be reasonably required in transactions of similar size and purpose and shall be accompanied by evidence of the payment in full by the applicable Issuer or Guarantor of all premiums thereon (or that satisfactory arrangements for such payment have been made); and

(3)the Issuers shall, or shall cause the Guarantors to, deliver to the Collateral Trustee or the title company, as applicable, such filings, surveys (or any updates or affidavits that the title company may reasonably require in connection with the issuance of the title insurance policies), fixture filings and such other documents, instruments, certificates, agreements and/or other documents necessary to comply with clauses (1) and (2) above and to perfect the Collateral Trustee’s security interest and (with the priority required by the Collateral Trust Agreement) Lien in such acquired covered Premises, together with local counsel opinions in the jurisdiction where each property subject to the Mortgage is located, with respect to the Mortgage, fixture filings and other matters reasonably requested by Collateral Trustee, in each instance in form and substance reasonably satisfactory to the Collateral Trustee.

Section 13.07Intercreditor Agreement.

If an Intercreditor Agreement is entered into, this Article 13 and the provisions of each other Security Document are subject to the terms, conditions and benefits set forth in the Intercreditor Agreement. Each of the Issuers and each Guarantor consents to, and agrees to be bound by, the terms of the Intercreditor Agreement, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance with the terms thereof.  Each Holder, by its acceptance of the Notes (a) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement and (b) authorizes and instructs the Trustee on behalf of each Holder to enter into the Intercreditor Agreement as Priority Lien Representative (as defined in the Intercreditor Agreement) on behalf of such Holders as Priority Lien Secured Parties (as defined in the Intercreditor Agreement). In addition, each Holder authorizes and instructs the Collateral Trustee to enter into any amendments or joinders to the Intercreditor Agreement, without the consent of any Holder or the Trustee, to add additional Indebtedness as Priority Lien Debt or Junior Lien Debt and add other parties (or any authorized agent or trustee therefor) holding such Indebtedness thereto.

Section 13.08Collateral Trust Agreement.

This Indenture, including this Article 13, and the provisions of each other Security Document are subject to the terms, conditions and benefits set forth in the Collateral Trust Agreement. Each of the Issuers and each Guarantor consents to, and agrees to be bound by, the terms of the Collateral Trust Agreement, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance with the terms therewith.  Each Holder, by its acceptance of the Notes (a) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Collateral Trust Agreement and (b) authorizes and instructs the Collateral Trustee on behalf of the Holders of the Notes and each other holder of Priority Lien Obligations to enter into the Collateral Trust Agreement as Collateral Trustee on behalf of such holders of Priority Lien Obligations and to take such actions in accordance with the terms of the Collateral Trust Agreement as may be required pursuant to the terms of the Collateral Trust Agreement.  In addition, each Holder authorizes and instructs the Collateral Trustee to enter into any amendments or joinders to the Collateral Trust Agreement, without the consent of any Holder or the Trustee, to add additional Indebtedness as Priority Lien Obligations and add other parties (or any authorized agent or trustee therefor) holding such Indebtedness thereto.

Section 13.09Release of Liens on the Collateral.

(a)The Collateral Trustee’s Liens upon the Collateral will no longer secure the Notes or other Obligations outstanding under this Indenture (but not necessarily any other Priority Lien Debt), and the right of the Holders to the benefits and proceeds of the Collateral Trustee’s Liens on the Collateral will automatically and without the need for any further action by any Person (other than notice of such release to the Collateral Trustee, but the failure to deliver such notice shall not affect such release) terminate and be discharged:

(1)in whole or in part, as applicable, as to all or any portion of property subject to such Liens which has been taken by eminent domain, condemnation or other similar circumstances or which has become (and only to the extent it continues to constitute) Excluded Property;

(2)in whole upon:

(A)satisfaction and discharge of this Indenture as set forth in Article 11; or

(B)a Legal Defeasance or Covenant Defeasance as set forth in Article 8;

(3)in part, as to any property constituting Collateral that (a) is sold, transferred or otherwise disposed of by either of the Issuers or any Guarantor (other than to the Issuers or a Guarantor) in a transaction not prohibited by this Indenture or the Security Documents at the time of such sale, transfer or disposition or (b) is owned or at any time acquired by a Guarantor that has been released from its Note Guarantee in accordance with this Indenture, concurrently with the release of such Note Guarantee or (c) solely with respect to the release of a Note Guarantee under clauses (2), (3) or (4) of Section 10.05, the Capital Stock of the released Guarantor, concurrently with the release of such Note Guarantee;

(4)in whole or in part, as applicable, with the consent of Holders of (i) 66-2/3% or more in aggregate principal amount of then outstanding Notes if releasing all or substantially all Collateral and (ii) 50% or more in aggregate principal amount of then outstanding Notes if releasing less than all or substantially all Collateral (in each case, including without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes);

(5)in part, in accordance with the applicable provisions of the Security Documents and the Collateral Trust Agreement;

(6)to the extent any lease is Collateral, upon termination of such lease;

(7)with respect to Collateral that is Capital Stock, upon the dissolution or liquidation of the issuer of such Capital Stock that is not prohibited by this Indenture; or

(8)as described in Section 9.02 hereof.

(b)Each of the releases described in clauses (1) through (7) of Section 13.09(a) (other than clause (4)) shall be effected by the Collateral Trustee without the consent of the Holders or any action on the part of the Trustee. To the extent required by this Indenture for the release of properties that constitute Collateral pursuant to clause (3)(a) above, the Issuers will furnish to the Collateral Trustee, prior to each proposed release of such Collateral pursuant to the Security Documents and this Indenture, an Officers’ Certificate to the effect that such transaction and the disposition of the proceeds thereof will comply with the terms of the Security Documents and this Indenture, as applicable.

(c)Upon compliance by either of the Issuers or any Guarantor, as the case may be, with the conditions precedent set forth above, the Trustee or the Collateral Trustee shall promptly cause to be released and reconveyed to the Issuers or the Guarantors, as the case may be, the released Collateral.

Section 13.10Collateral Account.

(a)The Collateral Trustee is authorized to receive any funds for the benefit of the Holders and the other secured parties distributed under, and in accordance with, the Collateral Trust Agreement, the Intercreditor Agreement, if any, and the other Security Documents, and to make further distributions of such funds to the Holders and (as applicable) the other secured parties according to the provisions of this Indenture, the Collateral Trust Agreement, the Intercreditor Agreement, if any, and the other Security Documents.

(b)To the extent requested by the Collateral Trustee, the Issuers shall establish a Collateral Account after the date hereof, which shall at all times thereafter be subject to a “shifting control” deposit account control agreement in favor of the Collateral Trustee in form and substance reasonably satisfactory to the Collateral Trustee. Pending the distribution of funds in the Collateral Account in accordance with the provisions hereof and provided that no Event of Default shall have occurred and be continuing, the Issuers may withdraw any funds from the Collateral Account in accordance with this Indenture and may direct the applicable depositary institution to invest such funds in Cash Equivalents specified in such direction, such investments to mature by the times such funds are needed hereunder and such direction to certify that such funds constitute Cash Equivalents and that no Event of Default shall have occurred and be continuing. So long as no Event of Default shall have occurred and be continuing, the Issuers may direct the applicable depositary institution to sell, liquidate or cause the redemption of any such investments, such direction to certify that no Event of Default shall have occurred and be continuing. Any gain or income on any investment of funds in the Collateral Account shall be credited to the Collateral Account. The Collateral Trustee shall have no liability for any loss incurred in connection with any investment or any sale, liquidation or redemption thereof made in accordance with the provisions of this Section 13.10(b).

Section 13.11Information Regarding Collateral.

(a)The Issuers shall furnish to the Collateral Trustee, with respect to the Issuers or any Guarantor, promptly (and in any event within 30 days after such change) written notice of any change in such Person’s (i) legal name, (ii) jurisdiction of organization or formation, (iii) type of legal entity or (iv) Organizational Identification Number. The Issuers and the Guarantors agree to deliver all filings necessary under the Uniform Commercial Code and any other applicable laws that are required in the Security Documents in order for the Collateral to be made subject to the Lien of the Collateral Trustee under the Security Documents in the manner and to the extent required by this Indenture or any of the Security Documents and shall take all necessary action so that such Lien is perfected with the same priority as immediately prior to such change to the extent required by the Security Documents. The Issuers also agree promptly to notify in writing the Collateral Trustee if any material portion of the Collateral is damaged, destroyed or condemned.

(b)Each year, within 120 days after the end of the preceding fiscal year (beginning with the fiscal year ended December 31, 2018), the Issuers shall deliver to each of the Trustee and the Collateral Trustee a certificate of a financial officer setting forth the information required pursuant to the schedules required by the Security Documents or confirming that there has been no change in such information since the date of the prior annual financial statements and an Opinion of Counsel as to continuation of perfected security interests. The Trustee and the Collateral Trustee will have no obligation to maintain or monitor the perfection of liens.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indenture as of the date first written above.

ISSUERS: CSI COMPRESSCO LP

By:	CSI Compressco GP Inc., its general partner

By:	/s/ Elijio V. Serrano
Name: Elijio V. Serrano Title: Chief Financial Officer

CSI COMPRESSCO FINANCE INC.

By:	/s/ Elijio V. Serrano
Name: Elijio V. Serrano Title: Chief Financial Officer

GUARANTORS: CSI COMPRESSCO SUB INC.

By:	/s/ Elijio V. Serrano
Name: Elijio V. Serrano Title: Chief Financial Officer

CSI COMPRESSCO OPERATING LLC

By:	CSI Compressco LP, its sole member

By:	CSI Compressco GP Inc., its general partner

By:	/s/ Elijio V. Serrano
Name: Elijio V. Serrano Title: Chief Financial Officer

Signature Page to Indenture

CSI COMPRESSCO FIELD SERVICES INTERNATIONAL LLC

By:	CSI Compressco Operating LLC, its sole member

By:	CSI Compressco LP, its sole member

By:	CSI Compressco GP Inc., its general partner

By:	/s/ Elijio V. Serrano
Name: Elijio V. Serrano Title: Chief Financial Officer

CSI COMPRESSCO INTERNATIONAL LLC

By:	CSI Compressco Operating LLC, its sole member

By:	CSI Compressco LP, its sole member

By:	CSI Compressco GP Inc., its general partner

By:	/s/ Elijio V. Serrano
Name: Elijio V. Serrano Title: Chief Financial Officer

CSI COMPRESSCO HOLDINGS LLC

By:	CSI Compressco Operating LLC, its sole member

By:	CSI Compressco LP, its sole member

By:	CSI Compressco GP Inc., its general partner

By:	/s/ Elijio V. Serrano
Name: Elijio V. Serrano Title: Chief Financial Officer

Signature Page to Indenture

CSI COMPRESSCO LEASING LLC

By:	CSI Compressco Operating LLC, its sole member

By:	CSI Compressco LP, its sole member

By:	CSI Compressco GP Inc., its general partner

By:	/s/ Elijio V. Serrano
Name: Elijio V. Serrano Title: Chief Financial Officer

CSI COMPRESSION HOLDINGS, LLC

By:	CSI Compressco Sub Inc., its sole member

By:	/s/ Elijio V. Serrano
Name: Elijio V. Serrano Title: Chief Financial Officer

ROTARY COMPRESSOR SYSTEMS, INC.

By:	/s/ Elijio V. Serrano
Name: Elijio V. Serrano Title: Chief Financial Officer

Signature Page to Indenture

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael K. Herberger
Name: Michael K. Herberger Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee

By:	/s/ Michael K. Herberger
Name: Michael K. Herberger Title: Vice President

Signature Page to Indenture

EXHIBIT A

[Face of Note]

CUSIP/CINS

7.500% Senior Secured First Lien Note due 2025

No. ___$

CSI COMPRESSCO LP
CSI COMPRESSCO FINANCE INC.

jointly and severally promise to pay to [if a Global Note, insert – CEDE & CO., as nominee for The Depository Trust Company] or its registered assigns, the principal sum of DOLLARS [if a Global Note, insert -- , or such other principal amount as shall be set forth on the “Schedule of Exchanges of Interests in the Global Note” attached hereto,] on April 1, 2025.

Interest Payment Dates: April 1 and October 1

Record Dates: March 15 and September 15

Dated: , 20__

CSI COMPRESSCO LP

By:	CSI Compressco GP Inc., its general partner

By:
Name: Title

CSI COMPRESSCO FINANCE INC.

By:
Name: Title

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[Back of Note]
7.500% Senior Secured First Lien Note due 2025

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)INTEREST. CSI Compressco LP, a Delaware limited partnership (the “Company”), and CSI Compressco Finance Inc., a Delaware corporation (together with the Company, the “Issuers”), jointly and severally promise to pay interest on the principal amount of this Note at 7.500% per annum until maturity. The Issuers will pay interest semi‑annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be ___________, _____. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate equal to the then applicable interest rate on the Notes; they will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2)METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, and interest on, all Global Notes and all other Notes the Holders of which will have provided to the Issuers or the Paying Agent wire transfer instructions to an account in the United States of America. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder; provided, however, that the Issuers shall at all times maintain a Paying Agent in the Borough of Manhattan, The City of New York. Either Issuer or any Subsidiary may act in any such capacity.

(4)INDENTURE. The Issuers issued the Notes under an Indenture dated as of March 22, 2018 (the “Indenture”) among the Issuers, the Guarantors, the Trustee and the Collateral Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Issuers. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)OPTIONAL REDEMPTION.

(a)At any time prior to April 1, 2021, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes outstanding under the Indenture (which may include Additional Notes) with an amount of cash not greater than the amount of the net cash proceeds from one or more Equity Offerings at a redemption price equal to 107.500% of the principal amount thereof, plus accrued and unpaid interest on the Notes redeemed to, but not including, the redemption date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date); provided that (i) at least 65% of the aggregate principal amount of the Notes issued on the Issue Date (excluding Notes held by the Company and its Subsidiaries) remains outstanding after each such redemption and (ii) the redemption occurs within 180 days after the closing of such Equity Offering.

(b)At any time and from time to time prior to April 1, 2021, the Company may, at its option, redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium with respect to the Notes plus accrued and unpaid interest thereon to, but not including, the redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant Interest Payment Date.

(c)In the event that Holders of not less than 90% in aggregate principal amount of the outstanding Notes accept a Change of Control Offer or Alternate Offer and the Company (or any third party making such Change of Control Offer in lieu of the Company as set forth in Section 4.14(c) of the Indenture) purchases all of the Notes held by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described in Section 4.14 of the Indenture, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the Notes that remain outstanding, to the date of redemption (subject to the rights of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date).

(d)Except as provided in the immediately preceding paragraphs (a), (b) and (c), the Notes will not be redeemable at the Company’s option prior to April 1, 2021.

(e)On and after April 1, 2021, the Company may redeem all or a part of the Notes, from time to time, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of the principal amount) plus accrued and unpaid interest on the Notes redeemed to, but not including, the applicable redemption date (subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve‑month period beginning on April 1 of the years indicated below:

Year	Percentage
2021	105.625%
2022	103.750%
2023	101.875%
2024	100.000%

(f)Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6)REPURCHASE AT THE OPTION OF HOLDER.

(a)If there is a Change of Control, each Holder will have the right, except as provided below and in the Indenture, to require the Company to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will send a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture. The Company will not be required to make a Change of Control Offer upon a Change of Control, if (i) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in Section 4.14(a) of the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, (ii) notice of redemption of all outstanding Notes has been given pursuant to the Indenture unless and until there is a default in payment of the applicable redemption price, or (iii) in connection with or in contemplation of any Change of Control, the Company has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of the Alternate Offer.

(b)If the Company or a Restricted Subsidiary consummates any Asset Sales, within ten Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $30.0 million, the Issuers will commence an offer (an “Asset Sale Offer”) to all Holders of Notes and other Priority Lien Debt to purchase, prepay or redeem with the Net Proceeds of such Asset Sales the maximum principal amount of Notes and other Priority Lien Debt (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase, prepayment or redemption, in accordance with the procedures set forth in the Indenture and subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any of its Restricted Subsidiaries may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes or other Priority Lien Debt tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the Trustee or agent for such other Priority Lien Debt to be purchased on a pro rata basis (except that any Notes represented in the form of a Global Note will be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the Trustee, a method that most nearly approximates pro rata selection as the Trustee deems fair and appropriate unless otherwise required by law). Holders of Notes that are the subject of an offer to purchase will receive notice of an Asset Sale Offer from the Company prior to any related purchase, prepayment or redemption date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(7)NOTICE OF OPTIONAL REDEMPTION. Notices of optional redemption will be mailed by first-class mail (or in the case of Notes in the form of Global Notes, pursuant to the applicable procedures of DTC) at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. The notice of redemption with respect to a redemption pursuant to Section 3.07(b) of the Indenture and paragraph 5(b) herein need not set forth the Applicable Premium but only the manner of calculation thereof. The Company will notify the Trustee in writing of the Applicable Premium with respect to any redemption promptly after the calculation, and the Trustee shall not be responsible for such calculation. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed.

(8)DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 or an integral multiple of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(9)PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(10)Security and Collateral. The Notes will be entitled to the benefits of certain Collateral pledges for the benefit of the Holders pursuant to the terms of the Security Documents, subject to the rights of holders of certain Indebtedness under the Intercreditor Agreement, if any. Reference is hereby made to the Security Documents for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Company, the Guarantors, the Collateral Trustee, the Trustee and the Holders. The Company agrees, and each Holder by accepting a Note agrees, to the provisions contained in the Security Documents and the Indenture and authorizes the Collateral Trustee and the Trustee to give them effect and appoints the Collateral Trustee as attorney-in-fact for such purpose.

(11)AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes, the Note Guarantees or the Security Documents may be amended or supplemented with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class (subject, in the case of the Security Documents, to any further requirements in the Collateral Trust Agreement), and any existing Default or Event of Default or compliance with any provision of the Indenture, the Notes, the Note Guarantees or the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class (subject, in the case of the Security Documents, to any further requirements in the Collateral Trust Agreement). Without the consent of any Holder of Notes, the Indenture, the Notes, the Note Guarantees or the Security Documents may be amended or supplemented (subject, in the case of the Security Documents, to any further requirements in the Collateral Trust Agreement): (i) to cure any ambiguity, defect or inconsistency; (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) to provide for the assumption of an Issuer’s or a Guarantor’s obligations to Holders of Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of such Issuer’s or

Guarantor’s properties or assets, as applicable; (iv) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any Holder; (v) to conform the text of the Indenture, the Notes, the relevant Security Documents or the Note Guarantees to any provision of the “Description of Notes” section of the Issuers’ Offering Memorandum dated March 8, 2018, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes, the relevant Security Documents or the Note Guarantees; (vi) to provide for the issuance of Additional Notes and related Note Guarantees (and the grant of security for the benefit of the Additional Notes and related Note Guarantees) in accordance with the limitations set forth in the Indenture; (vii) to add any additional Guarantor or to evidence the release of any Guarantor from its Note Guarantee, in each case as provided in the Indenture; (viii) to evidence or provide for the acceptance of appointment under the Indenture of a successor Trustee or evidence and provide for a successor or replacement Collateral Trustee under the Security Documents; (ix) to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Security Documents or any release of Collateral or discharge or termination of any Lien on Collateral that becomes effective as set forth in the Indenture or any of the Security Documents; (x) to add additional secured parties to the extent Liens securing obligations held by such parties are permitted under the Indenture or any of the Security Documents; (xi) to mortgage, pledge, hypothecate or grant a security interest for the benefit of the Trustee and the Holders of the Notes as additional security for the payment and performance of the Issuers’ and any Guarantor’s obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee or the Collateral Trustee in accordance with the terms of this Indenture or otherwise; (xii) to provide for the succession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement in accordance with the terms of this Indenture and the relevant Security Document; (xiii) with respect to the Security Documents, as provided in the Collateral Trust Agreement; and (xiv) to make any change not adverse to the Holders of the Notes in order to facilitate entry into the ABL Documents or Junior Lien Documents.

(12)DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in the payment when due of the principal of, or premium, if any, on, the Notes; (iii) failure by the Company to comply with its obligations under Section 5.01 of the Indenture or to consummate a purchase of Notes when required pursuant to Sections 4.10 or 4.14 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 30 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes to comply with the provisions of Section 4.07 or Section 4.09 of the Indenture or to comply with the provisions of Section 4.10 or Section 4.14 of the Indenture to the extent not described in the immediately preceding clause (iii); (v) (a) except as addressed in subclause (b) of this clause (v), failure by the Company or any of its Restricted Subsidiaries for 60 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes to comply with any of the other agreements in the Indenture or this Note or (b) failure by the Company for 180 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes to comply with Section 4.03 of the Indenture; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or (b) results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such

Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more; provided, however, that if, prior to any acceleration of the Notes, (1) any such Payment Default is cured or waived, (2) any such acceleration of such Indebtedness is rescinded, or (3) such Indebtedness is repaid within a period of 10 Business Days from the continuation of such default beyond any applicable grace period for such Payment Default or the occurrence of such acceleration, as the case may be, then any Default or Event of Default (but not any acceleration of the Notes) caused by such Payment Default or acceleration shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree; (vii) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company), would constitute a Significant Subsidiary to pay final judgments (entered by a court or courts of competent jurisdiction) aggregating in excess of $25.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee, except, in each case, by reason of the release of such Note Guarantee in accordance with the Indenture; (ix) an Issuer or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law (a) commences a voluntary case, (b) consents to the entry of an order for relief against it in an involuntary case, (c) consents to the appointment of a custodian of it or for all or substantially all of its property, (d) makes a general assignment for the benefit of its creditors, or (e) generally is not paying its debts as they become due; or (x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (a) is for relief against any Issuer or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case, (b) appoints a custodian of any Issuer or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of an Issuer or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or (c) orders the liquidation of an Issuer or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 consecutive days; and (xi) the occurrence of any of the following: (a) except as permitted by this Indenture or the relevant Security Documents, any security document ceases for any reason to be fully enforceable in any material respect; provided that it will not be an Event of Default under this clause (11)(a) if the sole result of the failure of one or more Security Documents to be fully enforceable in any material respect is that any Priority Lien purported to be granted under such Security Documents on Collateral, individually or in the aggregate, having a Fair Market Value of not more than $25.0 million ceases to be an enforceable and perfected first-priority Lien, subject only to Permitted Liens; provided further, that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 30 days after any officer of the Company or any Restricted Subsidiary becomes aware of such failure, which failure has not been cured during such time period; (b) except as permitted by this Indenture or the relevant Security Documents, any Priority Lien for the benefit of the Holders of the Notes purported to be granted under any Security Document on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $25.0 million ceases to be an enforceable and perfected first-priority Lien in any material respect, subject to Permitted Liens, and such condition continues for 60 days after written notice by the Trustee or the Collateral Trustee (after the Trustee or Collateral Trustee has received written notice of such cessation from the holders of 25% or more of the aggregate principal amount of the Notes outstanding) of failure to comply with such requirement; provided that it will not be an Event of Default under this clause if such condition results from the action or inaction of the Trustee or the Collateral Trustee; provided further, that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 30 days after any officer of the Company or any Restricted Subsidiary becomes aware of such failure, which failure has not been cured during such time period; or (c) the Company or any Restricted Subsidiary of the Company, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any material obligation of the Company or such Restricted Subsidiary set forth in or arising under any Security Document for the benefit of the Holders of the Notes. In the case of an Event of Default specified in the immediately preceding clause (ix) or clause (x), with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all then outstanding Notes will become due and payable immediately without further action or notice (subject to applicable law). If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company and, in the case of a notice by Holders, also to the Trustee specifying the respective Event of Default and that it is a notice of acceleration. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of, or interest or premium, if any, on, any Note) if it in good faith determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration and its consequences if the rescission would not violate any judgment or decree and if all existing Events of Default (except non-payment of principal, interest or premium, if any, that has become due solely because of the acceleration) have been cured or waived. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(13)TRUSTEE DEALINGS WITH THE ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for any Issuer or its Affiliates, and may otherwise deal with any Issuer or its Affiliates, as if it were not the Trustee.

(14)NO RECOURSE AGAINST OTHERS. None of the General Partner or any director, officer, partner, employee, incorporator, manager, unitholder or other owner of Capital Stock of the General Partner, the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or such Guarantor under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

(15)AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(18)GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

CSI Compressco LP
24955 Interstate 45 North
The Woodlands, Texas 77380
Attention: General Counsel

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code.)

And irrevocably appoint
to transfer this Note on the books of the Issuers.  The agent may substitute another to act for him.

Date: _______

Your signature: ___________________________
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: __________________________

*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, check the appropriate box below:

__Section 4.10                                    __Section 4.14

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$___________________

Date: ____________________

Your Signature:  ___________________________
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:  _____________________

Signature Guarantee*: ___________________________

*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

* This schedule should be included only if the Note is issued in global form.

A-2

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

CSI Compressco LP
24955 Interstate 45 North
The Woodlands, Texas 77380

U.S. Bank National Association
13737 Noel Road, Suite 800
Dallas, Texas 75240
Attention: Global Corporate Trust Services

Re: 7.500% Senior Secured First Lien Notes due 2025

Reference is hereby made to the Indenture, dated as of March 22, 2018 (the “Indenture”), among CSI Compressco LP and CSI Compressco Finance Inc., as issuers (the “Issuers”), the Guarantors party thereto, U.S. Bank National Association, as Trustee, and U.S. Bank National Association, as Collateral Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

________________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to _______________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A

. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S

. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the

Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S

. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)☐ such Transfer is being effected to an Issuer or a subsidiary thereof;

or

(c)☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note

.

(a)☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name: Title

Dated: ______________________

ANNEX A TO CERTIFICATE OF TRANSFER

1.The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP [ ]), or
(ii)	☐ Regulation S Global Note (CUSIP [ ]), or
(iii)	☐ IAI Global Note (CUSIP [ ]); or

(b)☐ a Restricted Definitive Note.

2.After the Transfer the Transferee will hold:

[CHECK ONE]

(a)☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP [ ]), or
(ii)	☐ Regulation S Global Note (CUSIP [ ]), or
(iii)	☐ IAI Global Note (CUSIP [ ]); or
(iv)	☐ Unrestricted Global Note (CUSIP [ ]); or

(b)☐ a Restricted Definitive Note; or

(c)☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

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EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

CSI Compressco LP
24955 Interstate 45 North
The Woodlands, Texas 77380

U.S. Bank National Association
13737 Noel Road, Suite 800
Dallas, Texas 75240
Attention: Global Corporate Trust Services

Re:7.500% Senior Secured First Lien Notes due 2025 (CUSIP _________________)

Reference is hereby made to the Indenture, dated as of March 22, 2018 (the “Indenture”), among CSI Compressco LP and CSI Compressco Finance Inc., as issuers (the “Issuers”), the Guarantors party thereto, U.S. Bank National Association, as Trustee, and U.S. Bank National Association, as Collateral Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_____________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $___________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted

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Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name: Title:

Dated: ______________________

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EXHIBIT D

FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

CSI Compressco LP
24955 Interstate 45 North
The Woodlands, Texas 77380

U.S. Bank National Association
13737 Noel Road, Suite 800
Dallas, Texas 75240
Attention: Global Corporate Trust Services

Re:	7.500% Senior Secured First Lien Notes due 2025

Reference is hereby made to the Indenture, dated as of March 22, 2018 (the “Indenture”), among CSI Compressco LP and CSI Compressco Finance Inc., as issuers (the “Issuers”), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $	aggregate principal amount of:

(a) ☐a beneficial interest in a Global Note, or

(b) ☐a Definitive Note,

we confirm that:

1.We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to an Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business

D-1

matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name: Title:

Dated: ______________________

D-2

EXHIBIT E

FORM OF NOTATION OF NOTE GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of March 22, 2018 (the “Indenture”) among CSI Compressco LP and CSI Compressco Finance Inc., as issuers (together, the “Issuers”), the Guarantors party thereto, U.S. Bank National Association, as trustee (the “Trustee”), and U.S. Bank National Association, as collateral trustee (the “Collateral Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium, if any, and interest on, the Notes, if lawful, and the due and punctual performance of all other obligations of the Issuers to the Holders, the Trustee or the Collateral Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes, to the Trustee and to the Collateral Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[GUARANTOR]

By:
Name: Title:

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EXHIBIT F

FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of _________________, 20__, among _____________________ (the “Guaranteeing Subsidiary”), a subsidiary (or a permitted successor thereof) of CSI Compressco LP (“Compressco”), a Delaware limited partnership, or CSI Compressco Finance Inc. (“Finance Corp.,” and, together with Compressco, the “Issuers”), a Delaware corporation, the Issuers, the other Guarantors (as defined in the Indenture referred to herein), U.S. Bank National Association, as trustee (the “Trustee”), and U.S. Bank National Association, as collateral trustee under the Indenture referred to below (the “Collateral Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of March 22, 2018 providing for the issuance of 7.500% Senior Secured First Lien Notes due 2025 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Collateral Trustee are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of Notes as follows:

1.CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

4.NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, partner, employee, incorporator, organizer, manager, unitholder or other owner of Capital Stock (as defined in the Indenture) of the Guaranteeing Subsidiary or agent thereof, as such, shall have any liability for any obligations of the Issuers, the Guarantors, the Guaranteeing Subsidiary or any other Subsidiary of an Issuer providing a Note Guarantee under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5.NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

6.COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7.EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8.THE TRUSTEE AND THE COLLATERAL TRUSTEE. Neither the Trustee nor the Collateral Trustee shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: _____________________, 20___

GUARANTEEING SUBSIDIARY:

[_____________________]

By:
Name: Title:

ISSUERS: CSI COMPRESSCO LP

By:	CSI Compressco GP Inc., its general partner

By:
Name: Title:

CSI COMPRESSCO FINANCE INC.

By:
Name: Title:

EXISTING GUARANTORS: CSI COMPRESSCO SUB INC.

By:
Name: Title:

CSI COMPRESSCO OPERATING LLC

By:	CSI Compressco LP, its sole member

By:	CSI Compressco GP Inc., its general partner

By:
Name: Title:

CSI COMPRESSCO FIELD SERVICES INTERNATIONAL LLC

By:	CSI Compressco Operating LLC, its sole member

By:	CSI Compressco LP, its sole member

By:	CSI Compressco GP Inc., its general partner

By:
Name: Title:

CSI COMPRESSCO INTERNATIONAL LLC

By:	CSI Compressco Operating LLC, its sole member

By:	CSI Compressco LP, its sole member

By:	CSI Compressco GP Inc., its general partner

By:
Name: Title:

CSI COMPRESSCO HOLDINGS LLC

By:	CSI Compressco Operating LLC, its sole member

By:	CSI Compressco LP, its sole member

By:	CSI Compressco GP Inc., its general partner

By:
Name: Title:

CSI COMPRESSCO LEASING LLC

By:	CSI Compressco Operating LLC, its sole member

By:	CSI Compressco LP, its sole member

By:	CSI Compressco GP Inc., its general partner

By:
Name: Title:

CSI COMPRESSION HOLDINGS, LLC

By:	CSI Compressco Sub Inc., its sole member

By:
Name: Title:

ROTARY COMPRESSOR SYSTEMS, INC.

By:
Name: Title:

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

COLLATERAL TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee

By:
Authorized Signatory